Filed Pursuant to Rule 424(b)(5)
Registration No. 333-219272

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell securities and are not an offer to buy securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION

DATED OCTOBER 27, 2017

Preliminary Prospectus Supplement

To Prospectus Dated October 27, 2017

The Republic of Argentina

€             % Bonds Due

€             % Bonds Due

The     % bonds due         (the “         Bonds”) will mature on             ,         and will bear interest at a rate of     % per year. The     % bonds due         (the “         Bonds”) will mature on             ,         and will bear interest at a rate of     % per year. We refer to the         Bonds and the         Bonds collectively as the “Bonds”. Interest on each of the Bonds is payable on         of each year, commencing on                     , 2018. The Bonds are not redeemable prior to maturity. The offering of each of the Bonds pursuant to this prospectus supplement is not contingent upon one another.

The Bonds will be direct, general, unconditional and unsubordinated obligations of the Republic of Argentina (the “Republic” or “Argentina”) for which the full faith and credit of the Republic is pledged. The Bonds rank and will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness (as defined in the accompanying prospectus) of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the Bonds ratably with payments being made under any other public external indebtedness of the Republic.

The Bonds will be issued under the indenture (as defined in this prospectus supplement) and each of the          Bonds and the         Bonds will constitute a separate series under the indenture. The Bonds will contain provisions, commonly known as “collective action clauses.” Under these provisions, which differ from the terms of the Republic’s public external indebtedness issued prior to April 22, 2016, the Republic may amend the payment provisions of any series of debt securities issued under the Indenture (including any series of the Bonds) and other reserved matters listed in the Indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually. See “Description of the Securities—Meetings, Amendments and Waivers—Collective Action” in the accompanying prospectus.

Application will be made to list the Bonds on the Official List of the Luxembourg Stock Exchange and the Bolsa y Mercados Argentinos S.A. (“ByMA”) and to have the Bonds admitted for trading on the Euro MTF Market and Mercado Abierto Electrónico S.A. (“MAE”).

Neither the Securities and Exchange Commission nor any state securities commission or regulatory body has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus supplement, together with the accompanying prospectus dated October 27, 2017, shall constitute a prospectus for the purpose of the Luxembourg law dated July 10, 2005 (as amended) on prospectuses for securities.

ANY OFFER OR SALE OF BONDS IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED DIRECTIVE 2003/71/EC AND AMENDMENTS THERETO INCLUDING DIRECTIVE 2010/73/EU (THE “PROSPECTUS DIRECTIVE”) MUST BE ADDRESSED TO QUALIFIED INVESTORS (AS DEFINED IN THE PROSPECTUS DIRECTIVE).

	Public Offering Price(1)		Underwriting Discount(2)		Proceeds to Argentina (before expenses)
Per Bond		%		%		%(1)
Total for the Bonds	€		€		€
Per Bond		%		%		%(1)
Total for the Bonds	€		€		€

(1)	Plus accrued interest, if any, from , 2017 to the date of settlement.
(2)	For more information regarding compensation to be received by the underwriters, please refer to “Underwriting.”

The Bonds are expected to be delivered to investors in book-entry form through the facilities of Euroclear Bank SA/NV (“Euroclear”), as operator of the Euroclear System and Clearstream Banking, société anonyme on or about                     , 2017.

Joint lead managers and bookrunners

BBVA	Citigroup	Santander

                    , 2017

We are responsible for the information contained in this prospectus supplement and the accompanying prospectus and in any related free-writing prospectus we prepare or authorize. We have not, and the underwriters have not, authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement supplements the accompanying prospectus dated October 27, 2017, relating to Argentina’s debt securities and warrants. If the information in this prospectus supplement differs from the information contained in the accompanying prospectus, you should rely on the updated information in this prospectus supplement.

You should read this prospectus supplement along with the accompanying prospectus. Both documents contain information you should consider when making your investment decision. You should rely only on the information provided in this prospectus supplement and the accompanying prospectus. Argentina has not authorized anyone else to provide you with different information. Argentina and the underwriters are offering to sell the Bonds and seeking offers to buy the Bonds only in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement and the accompanying prospectus is current only as of their respective dates.

Argentina is furnishing this prospectus supplement and the accompanying prospectus solely for use by prospective investors in connection with their consideration of a purchase of the Bonds. Argentina confirms that:

•	the information contained in this prospectus supplement and the accompanying prospectus is true and correct in all material respects and is not misleading as of its date;

•	it has not omitted facts, the omission of which makes this prospectus supplement and the accompanying prospectus as a whole misleading; and

•	it accepts responsibility for the information it has provided in this prospectus supplement and the accompanying prospectus.

In connection with the offering of the Bonds, Banco Santander, S.A., or any person acting for it, may over-allot the Bonds or effect transactions with a view to supporting the market price of the Bonds at a level higher than that which might otherwise prevail. However, there is no assurance that Banco Santander, S.A., or any person acting for it, will undertake any stabilization action. Any stabilization action may begin at any time after the adequate public disclosure of the final terms of the offer of the Bonds and, if begun, may be ended at any time, but it must end no later than the earlier of 30 days after the closing date and 60 days after the date of the allotment of the Bonds. Any stabilization action or over-allotment must be conducted by Banco Santander, S.A., or any person acting for it, in accordance with all applicable laws and regulations.

NOTICE TO PROSPECTIVE INVESTORS IN THE EUROPEAN ECONOMIC AREA

In any Member State of the European Economic Area, this prospectus supplement is only addressed to and is only directed at qualified investors in that Member State within the meaning of the Prospectus Directive.

This prospectus supplement has been prepared on the basis that any offer of Bonds in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Bonds. Accordingly any person making or intending to make an offer in that Member State of Bonds which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for Argentina or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither Argentina nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds in circumstances in which an obligation arises for Argentina or the underwriters to publish a prospectus for such offer.

In relation to each Member State of the European Economic Area an offer to the public of any Bonds which are the subject of the offering contemplated by this prospectus supplement (the “Securities”) may not be made in that Member State except that an offer to the public in that Member State may be made at any time under the following exemptions under the Prospectus Directive:

A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant dealer or dealers nominated by Argentina for any such offer; or

C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of Securities shall require Argentina or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purpose of the above provisions, the expression “an offer to the public” in relation to any Bonds in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Bonds to be offered so as to enable an investor to decide to purchase or subscribe for the Bonds, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU).

This European Economic Area selling restriction is in addition to any other selling restrictions set out in this prospectus supplement.

NOTICE TO PROSPECTIVE INVESTORS IN THE UNITED KINGDOM

This document is only being distributed to and is only directed at (i) persons who are outside the United Kingdom or (ii) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”) or (iii) high net worth companies, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Financial Promotion Order or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) in connection with the issue or sale of any Bonds may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented, warranted and agreed that:

A. it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to Argentina; and

B. it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

CERTAIN DEFINED TERMS AND CONVENTIONS

Certain Defined Terms

All references in this prospectus supplement to the “Government” are to the non-financial sector of the federal government of Argentina, excluding the Central Bank, Banco de la Nación Argentina and Banco de Inversión y Comercio Exterior (Foreign Investment and Trade Bank, or “BICE”). References to “Ministry of Treasury” are to the Ministry of Treasury of Argentina and references to the “Ministry of Public Finances” are to the Ministry of Public Finances of Argentina.

Terms used but not defined in this prospectus supplement have the meanings ascribed to them in the accompanying prospectus dated October 27, 2017 or in Argentina’s annual report for the year ended December 31, 2016 filed on Form 18-K or any subsequent amendment thereto filed on Form18-K/A (the “Annual Report”).

Preservation of Defenses

Nothing in this prospectus supplement, or in any communication from the Republic relating to the offering or otherwise, constitutes an acknowledgment or admission of the existence of any claim or any liability of the Republic to pay that claim or an acknowledgment that any ability to bring proceedings in any jurisdiction in respect of such claim or any limitation period relating thereto has been revived or reinstated, or an express or implied promise to pay any such claim (or part thereof). Whether or not a claim exists, the Republic may in its sole discretion and only if written notice to that effect is received from a duly authorized officer of the Republic, attribute a value to such claim for purposes of the Republic’s Settlement Proposal. All defenses available to the Republic relating to any applicable statute of limitations or otherwise are expressly preserved for all purposes. This prospectus supplement may not be relied upon as evidence of the Republic’s agreement that a claim exists, or of the Republic’s willingness, ability or obligation to pay any claim. Any attribution of any value to any claim for purposes of the Republic’s Settlement Proposal will not be considered an acknowledgment of the existence or validity of that claim and any consideration given by or on behalf of the Republic to the proponent of that claim will be consideration only for the agreement by the proponent of that claim to cease all actions or proceedings in respect of that claim and to irrevocably assign and transfer to the Republic all rights, if any, with respect to such claim and to undertake to complete any and all formalities or requirements necessary to ensure that if such claim existed neither the proponent nor any successor or assignee of the proponent (other than the Republic) is able to evidence or allege such claim to remain in existence or to be a liability of the Republic.

Currency of Presentation

Unless otherwise specified, references in this prospectus supplement to “pesos” and “Ps.” are to Argentine pesos, references to “U.S. dollars” and “U.S.$” are to the currency of the United States of America and references to “euros,” “€” and “EUR” are to the currency of the European Union.

SUMMARY OF THE OFFERING

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus. It is not complete and may not contain all the information that you should consider before investing in the Bonds. You should read this prospectus supplement and the accompanying prospectus carefully.

Issuer	The Republic of Argentina.

Bonds Offered	For the Bonds: EUR aggregate principal amount of % Bonds due 20 .

For the Bonds: EUR aggregate principal amount of % Bonds due 20 .

Maturity	For the Bonds: , 20 .

For the Bonds: , 20 .

Issue Price	For the Bonds: % plus accrued interest, if any, from , 2017.

For the Bonds: % plus accrued interest, if any, from , 2017.

Interest	For the Bonds: Interest on the Bonds will accrue at a rate of % per annum, from , 2017; be payable annually on of each year, beginning on , 2018.

For the Bonds: Interest on the Bonds will accrue at a rate of % per annum, from , 2017; be payable annually on of each year, beginning on , 2018.

Interest payments on the Bonds will be made to persons in whose names the relevant Bonds are registered at the close of business on the business day preceding the corresponding payment date; and will be computed based on the actual number of days elapsed divided by 365 (or 366).

Status	The Bonds will constitute direct, general, unconditional and unsubordinated obligations of the Republic for which the full faith and credit of the Republic is pledged. The Bonds rank and will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of the Republic. It is understood that this provision will not be construed so as to require the Republic to make payments under any series of the Bonds ratably with payments being made under any other public external indebtedness.

Additional Amounts	The Republic will make all principal, premium (if any) and interest payments on the Bonds without deducting or withholding on account of any present or future taxes, duties, assessments or other governmental charges withheld or assessed by the Republic or any political subdivision or authority thereof or therein having power to tax, unless the deduction or withholding is required by law. If the Republic is required to make any deduction or withholding, it will pay the holders, subject to specified exceptions, the additional amounts required to ensure that the net amount they receive after such withholding or deduction shall equal the amount they would have received without this withholding or deduction. See “Description of the Bonds—Additional Amounts.”

Redemption	The Bonds will not be redeemable before maturity at the option of the Republic or repayable at the option of the holder and not be entitled to the benefit of any sinking fund. The Republic may at any time, however, purchase any series of the Bonds and hold or resell them or surrender them to the trustee for cancellation.

Covenants	The Indenture governing the Bonds contains covenants that, among other things, limit the Republic’s ability to create liens on its assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading “Description of the Bonds” in this prospectus supplement and “Description of the Securities” in the accompanying prospectus.

Events of Default	For a discussion of certain events of default that will permit acceleration of the principal of the Bonds plus accrued interest, and any other amounts due with respect to the Bonds, see “Description of the Securities—Events of Default” and “Description of the Securities—Suits for Enforcement and Limitations on Suits by Holders” in the accompanying prospectus.

Collective Actions

The Bonds will contain provisions, commonly known as “collective action clauses.” Under these provisions, which differ from the terms of the Republic’s public external indebtedness issued prior to April 22, 2016, the Republic may amend the payment provisions of any series of debt securities issued under the Indenture (including any series of the Bonds) and other reserved matters listed in the Indenture with the consent of the holders of: (1) with respect to a single series of debt securities, more than 75% of the aggregate principal amount of the outstanding debt securities of such series; (2) with respect to two or more series of debt securities, if certain “uniformly applicable” requirements are met, more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate; or (3) with respect to two or more series of debt securities, more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the proposed modification, taken individually. See “Description of the Securities—Meetings, Amendments and Waivers—Collective Action” in the accompanying prospectus.

Further Issues	The Republic may, from time to time, without the consent of holders, create and issue additional debt securities having the same terms and conditions as any series of the relevant Bonds in all respects, except for issue date, issue price, original interest accrual date and the first interest payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as the relevant Bonds or (b) in a “qualified reopening” of the relevant Bonds, unless such additional debt securities have a separate ISIN or other identifying number from the relevant Bonds. Such additional debt securities will be consolidated with and will form a single series with the relevant Bonds.

Use of Proceeds	The net proceeds from the sale of the Bonds will be approximately EUR , after deduction of the underwriting discount and certain commissions payable by the Republic estimated at EUR in the aggregate. The Republic intends to use the net proceeds of the sale of the Bonds for general purposes of the Government.

Settlement; Form	The Bonds to be delivered to investors will be issued in global form and registered in the name of a nominee of a common depositary for Euroclear and Clearstream, Luxembourg. See “Description of the Bonds.”

Prescription	Claims against the Republic for the payment of principal and interest, premium, if any, or other amounts due on the Bonds will be prescribed unless made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the Bonds, in each case from the date on which such payment first became due, or a shorter period if provided by law.

Governing Law	The Bonds will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York, except with respect to the authorization and execution of the Bonds and the Indenture by and on behalf of Argentina, which shall be and is, as applicable, governed by the laws of Argentina.

Listing	Application is expected to be made to list the Bonds on the Luxembourg Stock Exchange and the ByMA and to have them admitted for trading on the Euro MTF Market, and the MAE.

Trustee, Registrar, Paying Agent and Transfer Agent	The Bank of New York Mellon.

Luxembourg Listing Agent, Paying Agent and Transfer Agent	The Bank of New York Mellon SA/NV, Luxembourg Branch

Common Depositary and London Paying Agent	The Bank of New York Mellon, London Branch.

Risk Factors	See “Risk Factors” and the other information in this prospectus supplement for a discussion of factors you should carefully consider before deciding to invest in the Bonds.

ISIN/Common Codes	The Bonds have been accepted for clearance through the Euroclear and Clearstream, Luxembourg. The Bonds will have the relevant trading information set forth in the following table:

	ISIN Number	Common Codes
Bonds
Bonds

RISK FACTORS

An investment in the Bonds involves an important degree of risk. Before deciding to purchase the Bonds, you should read carefully all of the information contained in this prospectus supplement, including, in particular, the following risk factors.

Risks Relating to the Republic

Investing in a developing country entails certain inherent risks.

Argentina is a developing economy and investing in developing economies generally involves risks. These risks include political, social and economic events that may affect Argentina’s economic results. In the past, instability in Argentina and other Latin American and emerging market countries has been caused by many different factors, including the following:

•	adverse external economic factors;

•	inconsistent fiscal and monetary policies;

•	dependence on external financing;

•	changes in governmental economic or tax policies;

•	high levels of inflation;

•	abrupt changes in currency values;

•	high interest rates;

•	wage increases and price controls;

•	volatility of exchange rates and capital controls;

•	political and social tensions;

•	fluctuations in central bank reserves; and

•	trade barriers.

Any of these factors may adversely affect the liquidity, trading markets and value of Argentina’s debt securities and Argentina’s ability to service its debt obligations, including the Bonds.

Argentina has experienced political and social economic instability in the past and may experience further instability in the future. In 2001 and 2002, Argentina suffered a major political, economic and social crisis, which resulted in institutional instability and a severe contraction of the economy (GDP contracted 10.9% in 2002 compared to 2001) with significant increases in unemployment and poverty rates. Among other consequences, the crisis caused a large currency devaluation and led to the Government defaulting on its external debt. In response, the Government implemented a series of emergency measures, including strict foreign exchange restrictions and monthly limits on bank withdrawals, which affected public companies and other sectors of the Argentine economy.

The Argentine economy experienced a recovery following the 2001-2002 crisis. Since 2008, however, it has struggled to curb strong inflationary pressures and growth has stagnated, primarily as a result of the monetary and fiscal policies introduced by the Fernández de Kirchner administration, strict foreign exchange controls and overvalued real exchange rates that constrained foreign trade and investments and the decline in commodities prices. See “Republic of Argentina—The Argentine Economy—Economic History and Background—Principal Government Policies and their Impact on Argentina’s Economy (2011-2015)” in the Annual Report. The Fernández de Kirchner administration’s policies increasingly eroded confidence in the Argentine economy, which resulted, among other things, in capital outflows, decreasing investment and a significant decline in the Central Bank’s international reserves.

Since taking office in December 2015, the Macri administration has introduced economic and policy reforms. In addition, the Macri administration restarted negotiations with holders of defaulted bonds in December 2015 with a view to bringing closure to fifteen years of litigation. On April 22, 2016, Argentina closed the April 2016 Transaction, and upon confirmation that the conditions set forth in its March 2, 2016 order had been satisfied, the U.S. District Court for the Southern District of New York (the “District Court”) ordered the vacatur of all pari passu injunctions that had been ordered in 2012. As of March 31, 2017, the outstanding principal amount of Untendered Debt that was not subject to a settlement agreement totaled approximately U.S.$1.31 billion, of which the outstanding principal amount of foreign law governed Untendered Debt that was not subject to a settlement agreement and was not time-barred (in the Republic’s understanding) totaled approximately U.S.$751 million. Since March 31, 2017, the Republic has reached settlement agreements with holders of an additional of approximately U.S.$92 million in principal amount of foreign law governed Untendered Debt.

The Macri administration has implemented significant changes in policy and announced additional measures, but the ability to successfully implement such additional measures, and the eventual outcomes of such changes is unknown.

Presidential and congressional elections in Argentina took place on October 25, 2015, and a runoff election between the two leading Presidential candidates was held on November 22, 2015, which resulted in Mr. Mauricio Macri being elected President of Argentina. The Macri administration assumed office on December 10, 2015.

On October 22, 2017, mid-term legislative elections were held at the federal and provincial government levels. Macri’s Cambiemos alliance obtained a victory in the City of Buenos Aires, and the provinces of Buenos Aires, Chaco, Córdoba, Corrientes, Entre Rios, Jujuy, La Rioja, Mendoza, Neuquén, Salta, Santa Cruz and Santa Fe. As a result, in the national Congress after December 10, 2017, Cambiemos will increase its representation by 9 senators (holding in the aggregate 24 of a total of 72 seats in the Senate) and by 21 members of the Chamber of Deputies (holding in the aggregate 107 of a total of 257 seats in such Chamber).

Since assuming office, the Macri administration has implemented several economic and policy reforms and announced other intended reforms, including reforms to:

•	foreign exchange restrictions;

•	INDEC methodologies;

•	financial policy;

•	foreign trade policy;

•	fiscal policy;

•	monetary imbalances;

•	Argentina’s energy generation and consumption regime;

•	reparation program for retirees and pensioners; and

•	tax amnesty regime.

For a description of these economic and policy reforms, see “Republic of Argentina—The Argentine Economy—Macri Administration: 2015-Present” in the Annual Report.

Although the Macri administration believes that the national economy has responded largely as expected to the measures implemented to date (e.g., lifting of significant foreign exchange controls, reduction in fiscal expenditures through subsidies and other measures, correction of monetary imbalances, implementing a reparation program for retirees and pensioners), the ultimate long-term impact of each of these measures on the national economy as well as the ability to implement all announced measures as currently contemplated, cannot be assured. The ability of the Macri administration to implement legislative measures will require obtaining support from opposition parties. The opposition parties did support the passage of the Debt Authorization Law submitted by the Macri Administration, suggesting that political compromises can be achieved. If the Macri administration’s agenda cannot be successfully implemented, including as a result of a lack of political support from opposition parties in Congress, the result may weaken confidence in and adversely affect the Argentine economy and financial condition.

If current levels of inflation do not decrease, the Argentine economy could be adversely affected.

Historically, inflation has materially undermined the Argentine economy and the Government’s ability to create conditions that permit growth. In recent years, Argentina has experienced high inflation rates. See “—The credibility of several Argentine economic indices has been called into question, which has led to a lack of confidence in the Argentine economy and could affect your evaluation of this offering and/or the market value of the Bonds.”

High inflation rates negatively affect Argentina’s foreign competitiveness, social and economic inequality, negatively impact employment and the level of economic activity and undermine confidence in Argentina’s banking system, all of which could further limit the availability of domestic and international credit and undermine political stability. A portion of Argentina’s debt is adjusted by the CER (a currency index) is strongly related to inflation and was linked to the INDEC CPI until December 2015. Between January 12 and June 2, 2016, the Government issued a series of resolutions designating either the CPI calculated by the government of the City of Buenos Aires or the CPI calculated by the Province of San Luis as the index to be used by the Central Bank to calculate the CER. On June 15, 2016, the INDEC published the inflation rate for May 2016 using its new methodology for calculating the CPI. Beginning as of June 26, 2016, the Government resumed use of the INDEC CPI to calculate the CER. Adjustments and payments on Argentina’s inflation-indexed debt are not subject to restatement or revision.

On June 15, 2016, the INDEC resumed publishing inflation rates, reporting an increase of 1.3% for January 2017, 2.5% for February 2017, 2.4% for March 2017, 2.6% for April 2017 and 1.3% for May 2017 using its new methodology for calculating the CPI. On July 11, 2017, the INDEC began publishing a national CPI (the “National CPI”). The National CPI is based on a survey conducted by INDEC and several provincial statistical offices in 39 urban areas encompassing each of the Republic’s provinces. The inflation rate for June, July, August and September, 2017 published by the INDEC using the National CPI methodology stood at 1.2%, 1.7%, 1.4% and 1.9%, respectively. See “Recent Developments—Indec—Certain Methodologies” in the Annual Report.

In the past and through the Fernández de Kirchner administration, the Government implemented programs to control inflation and monitor prices for essential goods and services, including through attempts to freeze the prices of certain supermarket products, and through price support arrangements agreed between the Government and private sector companies in several industries and markets that did not address the structural causes of inflation and failed to reduce inflation. The Government’s adjustments to electricity and gas tariffs, as well as the increase in the price of gasoline have affected prices, creating additional inflationary pressure. For more information, see “Republic of Argentina—The Argentine Economy—Economic History and Background—Macri Administration: 2015-Present—Tariff increases” in the Annual Report.

Inflation remains a challenge for Argentina given its persistent nature in recent years. The Macri administration has announced its intention to reduce the primary fiscal deficit as a percentage of GDP over time and also reduce the Government’s reliance on Central Bank financing. If, despite the measures adopted by the Macri administration, these measures fail to address Argentina’s structural inflationary imbalances, the current levels of inflation may continue and have an adverse effect on Argentina’s economy and financial condition. Inflation can also lead to an increase in the Republic’s debt and have an adverse effect on the Republic’s ability to service its debt, including the Bonds, principally in the medium and long term when most inflation-indexed debt matures.

The credibility of several Argentine economic indices has been called into question, which has led to a lack of confidence in the Argentine economy and could affect your evaluation of this offering and/or the market value of the Bonds.

During the presidency of Fernández de Kirchner, the INDEC, the Government’s principal statistical agency, underwent institutional and methodological reforms that gave rise to controversy regarding the reliability of the information that it produced, including inflation, GDP, unemployment and poverty data. Reports published by the IMF have stated that their staff uses alternative measures of inflation for macroeconomic surveillance, including data produced by private sources, which have shown inflation rates considerably higher than those published by the INDEC between 2007 and 2015. The IMF also censured Argentina for failing to make sufficient progress, as required under the Articles of Agreement of the IMF, in adopting remedial measures to address the quality of official data, including inflation and GDP data. On November 9, 2016, the IMF Executive Board lifted its censure on the Republic, noting that the Republic has resumed the publication of data in a manner consistent with its obligations under the Articles of Agreement of the IMF.

The Government’s reforms seek to produce official data that meets international standards. In order to be effective, such reforms require, however, that data be collected on a timely basis and other implementation steps that the Government does not control. If these reforms cannot be successfully implemented and sustained in the long term, such failure may adversely affect the Argentine economy, in particular by undermining expectations that its performance will improve. The INDEC’s past or future data may be materially revised to reveal a different economic or financial situation in Argentina, which could affect your investment decision with respect to the Bonds and evaluations of the Bonds’ market value. In addition, uncertainty with respect to the success of the measures taken to implement the expected changes may impair measures taken by the Central Bank to tackle inflation, which, in turn, could have a negative impact on the Republic’s economy and financial condition and adversely affect its ability to service its debt, including the Bonds. See “—If current levels of inflation do not decrease, the Argentine economy could be adversely affected” above, “Republic of Argentina—Presentation of Statistical and Other Information—Certain Methodologies” and “Republic of Argentina—Monetary System—Inflation—National Statistical System’s State of Emergency” in the Annual Report.

Increases in the Government’s public expenditures could have a material adverse effect and longstanding negative consequences on Argentina’s economic prospects.

The Macri administration has undertaken important steps to curb the fiscal deficit through a series of tax and other measures aimed at increasing revenues, reducing energy, gas and transport subsidies and controlling public expenditures. However, the Republic cannot assure that such measures will be successful. In 2016, the Government recorded a primary fiscal deficit of Ps.179.9 billion. Public expenditures, increased by 37.4% as compared to 2015, from Ps.1.4 trillion in 2015 to Ps.1.9 trillion in 2016. In 2016, the inflation rate as measured by the City of Buenos Aires CPI and the San Luis Province was 41.0% and 31.4%, respectively. Certain programs introduced by the Macri administration may also increase public expenditures, including the bill for the Programa de Reparación Histórica para Jubilados y Pensionados (Historical Reparations Program for Retirees and Pensioners) passed on June 29, 2016, which requires retroactive compensation in an aggregate amount of more than Ps. 47.0 billion and an investment of up to Ps.75.0 billion to cover all potential beneficiaries. The funding was generated in part through revenues raised under a tax amnesty proposed in the same bill. See “Republic of Argentina—The Argentine Economy—Economic History and Background—Macri Administration: 2015-Present—Retiree Programs” in the Annual Report. Weaker fiscal results could have a material adverse effect on the Government’s ability to access long term financing, which, in turn, could adversely affect the market value of the Bonds.

Growth rates in developing economies tend to be very volatile. A sudden and significant decline in the growth rate of the Argentine economy could have a material adverse effect on the Republic’s public finances and its ability to service its debt obligations, including the Bonds.

The economy of Argentina has experienced significant volatility in recent decades, including numerous periods of low or negative growth and high and variable levels of inflation and devaluation of its currency. Argentina’s economy recovered significantly from the economic crisis of 2001-2002, maintaining growth rates ranging from 8.0% and 9.2% between 2004 and 2007. However, by the third quarter of 2008, the economy began to experience a downturn that was aggravated by the escalation of the global financial crisis. A moderate recovery beginning in 2009 was followed by a marked slowdown in Argentina’s economic activity in 2012, when real GDP growth decelerated to 0.8%, compared to 8.4% in 2011. Economic growth in 2013 and 2014 showed limited signs of recovery, and GDP per capita decreased. In 2015, real GDP increased by 2.6% compared to 2014. On March 28, 2017, the INDEC reported that real GDP decreased by 2.3% in 2016 compared to 2015.

Economic growth is dependent on a variety of factors, including (but not limited to) international demand for Argentine exports, the price of particular commodities, the stability and competitiveness of the peso against foreign currencies, levels of consumer consumption and foreign and domestic investment and the rate of inflation.

If the Argentine economy does not recover and growth does not accelerate, the Macri administration’s deficit targets may not be met, adversely affecting the Republic’s economy and financial conditions, including its long-term ability to service its public debt.

The Argentine economy remains vulnerable to external shocks that could be caused by significant economic difficulties of Argentina’s major regional trading partners, particularly Brazil, or by more general “contagion” effects, including those precipitated by the United Kingdom’s impending departure from the European Union. Such external shocks and “contagion” effects could have a material adverse effect on Argentina’s economic growth and its ability to service its public debt.

Weak, flat or negative economic growth of any of Argentina’s major trading partners, such as Brazil, could adversely affect the Republic’s balance of payments and, consequently, economic growth.

The economy of Brazil, Argentina’s largest export market and the principal source of imports, is currently experiencing heightened negative pressure due to the uncertainties stemming from its ongoing political crisis, including the impeachment of Brazil’s former president, that resulted in the Senate of Brazil removing Ms. Dilma Rousseff from office for the rest of her term. Further, as of October 2017, Mr. Michel Temer, the current President of Brazil, who was acting vice-president and replaced Ms. Roussef following her impeachment, is under investigation by the Federal Supreme Court of Brazil for corruption and obstruction of justice charges. Further institutional instability in Brazil may slow Brazil’s economic recovery and adversely affect the neighboring countries’ economies, including Argentina’s. The Brazilian economy contracted by 3.8% in 2015, mainly due to a 8.3% decrease in industrial production and contracted by an additional 3.6% in 2016. In addition, the Brazilian real devalued against the U.S. dollar by approximately 49.1% from January 2015 to February 2016, the steepest depreciation in over a decade, in its attempt to increase exports. Although the Brazilian real appreciated by 17.0% between March 1, 2016 and June 8, 2017, a further deterioration of economic conditions in Brazil may reduce demand for Argentine exports and increase demand for Brazilian imports. While the impact of Brazil’s downturn on Argentina cannot be predicted, the Government cannot exclude that the Brazilian political and economic crisis could have further negative impact on the Argentine economy.

The Argentine economy may be affected by “contagion” effects. International investors’ reactions to events occurring in one developing country sometimes appear to follow a “contagion” pattern, in which an entire region or investment class is disfavored by international investors. In the past, the Argentine economy has been adversely affected by such contagion effects on a number of occasions, including the 1994 Mexican financial crisis, the 1997 Asian financial crisis, the 1998 Russian financial crisis, the 1999 devaluation of the Brazilian real, the 2001 collapse of Turkey’s fixed exchange rate regime and the global financial crisis that began in 2008.

The Argentine economy may also be affected by conditions in developed economies, such as the United States, that are significant trading partners of Argentina or have influence over world economic cycles. For example, if interest rates increase significantly in developed economies, including the United States and Europe (particularly as a result of the United Kingdom’s vote in favor of leaving the European Union on June 23, 2016 (the “Brexit”)), Argentina and its developing economy trading partners, such as Brazil, could find it more difficult and expensive to borrow capital and refinance existing debt, which could adversely affect economic growth in those countries. On March 29, 2017, Article 50 of the Lisbon Treaty was triggered, which provides for a mechanism for the voluntary and unilateral withdrawal of a country from the European Union. The triggering of Article 50 initiates a two-year period of negotiation for the United Kingdom to leave the European Union. This period can only be extended by a unanimous decision of the European Council, in agreement with the United Kingdom. This negotiation will determine the future terms of the United Kingdom’s relationship with the European Union. Depending on the terms of Brexit, if any, the United Kingdom could lose access to the single EU market and to the global trade deals negotiated by the European Union on behalf of its members. The perceptions as to the impact of the withdrawal of the United Kingdom from the European Union may adversely affect business activity and economic and market conditions in the United Kingdom, the Eurozone and globally, and could contribute to instability in global financial and foreign exchange markets. In addition, Brexit could lead to additional political, legal and economic instability in the European Union.

Decreased growth on the part of Argentina’s trading partners could have a material adverse effect on the markets for Argentina’s exports and, in turn, adversely affect economic growth.

A decline in international prices for Argentina’s principal commodity exports could have a material adverse effect on Argentina’s economy and public finances.

Historically, the commodities market has been characterized by high volatility. Despite the volatility of prices of most of Argentina’s commodities exports, commodities have significantly contributed to the Government’s revenues during recent years. Consequently, the Argentine economy has remained relatively dependent on the price of its main agricultural exports, primarily soy. This dependence has, in turn, rendered the Argentine economy more vulnerable to commodity prices fluctuations. International commodities prices increased during 2016 but suffered a partial deterioration during the first four-months of 2017. Declines in commodity prices may adversely affect the Argentine economy, and the Government’s fiscal revenues. In addition, in 2016, the Macri administration eliminated export taxes on many agricultural products and reduced the export taxes on soy from 35% to 30%. While the measure was intended to encourage exports, reductions in export taxes in the future, unless replaced with other sources of revenues, may negatively impact on the Republic’s public finances.

A significant depreciation of the currencies of Argentina’s trading partners or trade competitors, in particular Brazil, may adversely affect the competitiveness of exports and cause an increase in imports, thus adversely affecting the Argentine economy.

The depreciation of the currencies of one or more of Argentina’s trading partners, particularly Brazil, or trade competitors relative to the peso may result in exports becoming more expensive and less competitive. It may also cause an increase in relatively cheaper imports. Brazil devaluated the real against the U.S. dollar by approximately 49.1% from January 2015 to February 2016, the steepest depreciation in over a decade, in its attempt to increase exports. Although the Brazilian real appreciated by 17.0% between March 1, 2016 and June 8, 2017, economic dynamics remain weak and the road to recovery is currently expected to be long. Brazil has been beset by a combination of high inflation and borrowing costs, political paralysis and growing government debt and deficits, which have pushed Brazil into its worst economic downturn since at least the great depression. Future devaluations of the Brazilian currency may generate a decrease in Argentine exports and increase in imports, which may have a material adverse effect on the Republic’s economic growth, its financial condition and the ability of the Republic to service its debt obligations, including the Bonds.

In addition, the federal government of Brazil reached an agreement with cash-strapped states to provide support for needed structural reforms. Political uncertainty, however, has risen sharply as a variety of scandals have engulfed the government and led to a number of resignations.

Exchange controls and restrictions on capital inflows and outflows could have a material adverse effect on Argentine public sector activity.

In 2001 and 2002, following a run on the financial system triggered by the public’s lack of confidence in the continuity of the convertibility regime that resulted in massive capital outflows, the Government introduced exchange controls and restrictions on the transfer of foreign currency in an attempt to prevent capital flight and a further depreciation of the peso. These exchange controls substantially limited the ability of issuers of debt securities, among others, to accumulate or maintain foreign currency in Argentina or make payments abroad. Although several of such exchange controls and transfer restrictions were subsequently suspended or terminated, in June 2005 the Government issued a decree that established new controls on capital flows, which resulted in a decrease in the availability of international credit for Argentine companies.

In addition, from 2011 until the Macri administration took office in December 2015, the Government increased controls on the sale of foreign currency and the acquisition of foreign assets by local residents, limiting the possibility of transferring funds abroad. Together with regulations established in 2012 that subjected certain foreign exchange transactions to prior approval by Argentine tax authorities or the Central Bank, the measures taken by the Fernández de Kirchner administration significantly curtailed access to the MULC. In response, an unofficial U.S. dollar trading market developed in which the peso-U.S. dollar exchange rate differed substantially from the official peso-U.S. dollar exchange rate.

As of the date of this prospectus supplement, the Macri administration has eliminated substantially all foreign exchange restrictions that developed under the Fernández de Kirchner regime. See “—The Macri administration has begun to implement significant measures to solve the current energy sector crisis, but the eventual outcome of such measures is unknown” below.

Notwithstanding the measures recently adopted by the Macri administration, if in the future the Central Bank and the Government re-introduce exchange controls and impose restrictions on transfers abroad, such measures may negatively affect Argentina’s international competitiveness, discouraging foreign investments and lending by foreign investors or increasing foreign capital outflows, which could have an adverse effect on economic activity in Argentina.

The Macri administration has begun to implement significant measures to solve the current energy sector crisis, but the eventual outcome of such measures is unknown.

Economic policies since the 2001-2002 crisis have had an adverse effect on Argentina’s energy sector. The failure to reverse the freeze on electricity and natural gas tariffs imposed during the 2001-2002 economic crisis created a disincentive for investments in the energy sector. Instead, the Government sought to encourage investment by subsidizing energy consumption. The policy proved ineffective and operated to further discourage investment in the energy sector and caused production of oil and gas and electricity generation, transmission and distribution to stagnate while consumption continued to rise. To address energy shortages starting in 2011, the Government engaged in increasing imports of energy, with adverse implications for the trade balance and the international reserves. See “—Increases in the Government’s public expenditures could have a material adverse effect and longstanding negative consequences on Argentina’s economic prospects.”

In response to the growing energy crisis, the Macri administration declared a state of emergency with respect to the national electricity system, which will be in effect until December 31, 2017. The state of emergency allows the Government to take actions designed to stabilize the supply of electricity to the country, such as instructing the Ministerio de Energía y Minería de la Nación (Ministry of Energy and Mining) to design and implement, with the cooperation of all federal public entities, a coordinated program to guarantee the quality and security of the electricity system. In addition, the Macri administration announced the elimination of certain energy subsidies and significant adjustments to electricity rates to reflect generation costs. Additionally, the Macri administration announced the elimination of a portion of subsidies to natural gas and adjustment to natural gas rates. As a result, average electricity and gas prices have already increased and could increase further. However, certain of the Government’s initiatives relating to the energy and gas sectors have been challenged in the Argentine courts and resulted in judicial injunctions or rulings against the Government’s policies. For more information, see “Republic of Argentina—The Argentine Economy—Economic History and Background—Macri Administration: 2015-Present—National electricity state of emergency and reforms” and “Republic of Argentina—The Argentine Economy—Macri Administration: 2015-Present—Tariff increases” in the Annual Report.

The Macri administration has taken steps and announced measures to address the energy sector crisis while taking into consideration the impact of these price increases for the poorest segments of society, approving subsidized tariffs for qualifying users. Failing to address the negative effects on energy generation, transportation and distribution in Argentina with respect to both the residential and industrial supply, resulting in part from the pricing policies of prior administrations, could weaken confidence in and adversely affect the Argentine economy and financial condition, lead to social unrest and political instability, and adversely affect the Republic’s ability to service its debt, including the Bonds. There can be no assurance that the measures adopted by the Macri administration to address the energy crisis will not continue to be challenged in the local courts and/or be sufficient to restore production of energy in Argentina within the short or medium term.

Failure to adequately address actual and perceived risks of institutional deterioration and corruption may adversely affect Argentina’s economy and financial condition.

A lack of a solid institutional framework and corruption have been identified as, and continue to be a significant problem for Argentina. In Transparency International’s 2015 Corruption Perceptions Index survey of 167 countries, Argentina was ranked 107, the same position that it held in 2014. In the World Bank’s Doing Business 2016 report, Argentina ranked 121 out of 189 countries, up from 124 in 2015.

Recognizing that the failure to address these issues could increase the risk of political instability, distort decision-making processes and adversely affect Argentina’s international reputation and ability to attract foreign investment, the Macri administration has announced several measures aimed at strengthening Argentina’s institutions and reducing corruption. These measures include the reduction of criminal sentences in exchange for cooperation with the Government in corruption investigations, increased access to public information, the seizing of assets from corrupt officials, increasing the powers of the Anticorruption Office (Oficina Anticorrupción) and the passing of a new public ethics law, among others. The Government’s ability to implement these initiatives is uncertain as it would require the involvement of the judicial branch, which is independent, as well as legislative support from opposition parties.

The Government cannot give assurances that the implementation of these measures will be successful.

Fluctuations in the value of the peso could adversely affect the Argentine economy and the Republic’s ability to service its debt obligations.

Fluctuations in the value of the peso may also adversely affect the Argentine economy. The devaluation of the peso may have a negative impact on the Government’s revenues (measured in U.S. dollars), fuel inflation and significantly reduce real wages. After several years of moderate variations in the nominal exchange rate, the peso lost more than 50% of its value with respect to the U.S. dollar in 2015 and approximately 22% in 2016. As of October 25, 2017, the peso had lost 10.1% of its value with respect to the U.S. dollar as of December 31, 2016. Persistent high inflation during this period, with formal and “de facto” exchange controls, resulted in an increasingly overvalued real official exchange rate. Compounded by the effects of foreign exchange controls and restrictions on foreign trade, these highly distorted relative prices resulted in a loss of competitiveness of Argentine production, impeded investment and resulted in economic stagnation during this period. For a description of the measures taken by the Macri administration to address these issues, see “—The Macri administration has begun to implement significant measures to solve the current energy sector crisis, but the eventual outcome of such measures is unknown” above.

A significant appreciation of the peso against the U.S. dollar also presents risks for the Argentine economy, including the possibility of a reduction in exports (as a consequence of the loss of external competitiveness). Any such appreciation could also have a negative effect on economic growth and employment and reduce tax revenues in real terms.

From time to time, the Central Bank may intervene in the foreign exchange market in order to maintain the currency exchange rate. Additional volatility, appreciations or depreciations of the peso or reduction of the Central Bank’s reserves as a result of currency intervention could adversely affect the Argentine economy and the Republic’s ability to service its debt obligations, including the Bonds.

There can be no assurances that the Republic will be able to obtain financing on satisfactory terms in the future, which could have a material adverse effect on the Republic’s ability to make payments on its outstanding public debt, including the Bonds.

The Republic’s future tax revenue and fiscal results may be insufficient to meet its debt service obligations and the Republic may have to rely in part on additional financing from domestic and international capital markets in order to meet future debt service obligations. In the future, the Republic may not be able or willing to access international or domestic capital markets, and the Republic’s ability to service its outstanding public debt, including the Bonds, could be adversely affected.

There can be no assurances that the Republic’s credit rating will improve or that the credit ratings to be granted to the Bonds will not be downgraded, suspended or cancelled by the rating agencies.

The Republic’s current long-term debt credit ratings are sub-investment grade. They indicate that such debt securities are judged to be subject to very high credit risk. The lack of improvement in the Republic’s credit rating could continue to adversely affect the trading price of the Republic’s debt securities (including the Bonds) and have the potential to affect the Republic’s cost of funds in the international capital markets and the liquidity of and demand for the Republic’s debt securities.

The Republic has stated its intention to use its best efforts to have the Bonds rated. Any credit rating granted to the Bonds may change following its issuance. Such credit rating is limited in its scope and does not consider all of the risks related to the investment in the Bonds. The credit rating only reflects the considerations that were taken into account at the moment of issuing such credit rating. There can be no assurances that such credit rating will be granted or maintained for a certain period of time or that such credit rating will not be downgraded, suspended or cancelled upon the credit rating’s consideration or if circumstances will so require. Any credit rating downgrade, suspension, or cancellation may have an adverse effect on the market price and the negotiation of the Bonds.

Risks Relating to Litigation

The Republic’s ability to obtain financing may be affected by remaining holdout litigation.

In 2005 and 2010, the Republic conducted exchange offers to restructure part of its sovereign debt that had been in default since the end of 2001. As a result of these exchange offers, the Republic restructured over 92% of its eligible defaulted debt. In April 2016, the Government settled U.S.$4.2 billion outstanding principal amount of Untendered Debt.

As of the date of this prospectus supplement, litigation initiated by bondholders that have not responded to Argentina’s settlement proposal continues in several jurisdictions, although the size of the claims involved has decreased significantly. See “—Republic of Argentina—Public Sector Debt—Legal Proceedings” in the Annual Report.

Although the vacatur of the pari passu injunctions removed a material obstacle to access to capital markets by the federal government, future transactions may be affected as litigation with holdout bondholders continues.

Foreign shareholders of companies operating in Argentina have initiated investment arbitration proceedings against Argentina that have resulted in and could result in future arbitral awards and/or injunctions against Argentina and its assets and, in turn, limit its financial resources.

In response to the emergency measures implemented by the Government during the 2001-2002 economic crisis, a number of claims were filed before the International Centre for Settlement of Investment Disputes (“ICSID”) against Argentina. Claimants allege that the emergency measures were inconsistent with the fair and equitable treatment standards set forth in various bilateral investment treaties by which Argentina was bound at the time.

As of this Amendment, there are five final outstanding awards issued by ICSID tribunals against Argentina for an aggregate compensation of U.S.$581 million, a non-final ICSID award against Argentina for a compensation of U.S.$320.8 million, another two ICSID awards against Argentina for an aggregate compensation of U.S.$421.9 million pending annulment requested by Argentina, and an additional award for a compensation of U.S.$13.4 million pending annulment requested by the claimant. There are four ongoing cases against Argentina before ICSID with claims totaling U.S.$1.6 billion, including one case that does not have yet a claim amount. There are five additional cases with claims totaling U.S.$1.0 billion in which the parties agreed to suspend the proceedings pending settlement discussions. A successful completion of these negotiations could lead additional ICSID claimants to withdraw their claims, although the Republic can offer no assurance to this effect.

In October 2013, May 2016 and July 2017, Argentina settled six final awards issued by ICSID tribunals that awarded claims against Argentina for an aggregate compensation of U.S.$719.2 million.

Claimants have also filed claims before arbitral tribunals under the rules of the United Nations Commission on International Trade Law (“UNCITRAL”) and under the rules of the International Chamber of Commerce (“ICC”).

As of this Amendment, there is one final outstanding UNCITRAL award against Argentina for a compensation of U.S.$7.4 million and Argentina is seeking the annulment of two additional awards for an aggregate compensation of U.S.$21.6 million. As of such date, there are three ongoing cases against Argentina before UNCITRAL and ICC tribunals with claims totaling U.S.$742 million, including one case with a U.S.$643.4 million claim in which the tribunal had already ruled that it has jurisdiction. There is one additional case with a claim of U.S.$ 168.7 million in which the parties agreed to suspend the proceedings pending settlement discussions.

In October 2013 and May 2016, Argentina settled two final awards issued by UNCITRAL tribunals that awarded claims against Argentina for an aggregate compensations of U.S.$238.9 million.

The Republic cannot give any assurance that it will prevail in having any or all of those cases dismissed, or that if awards in favor of the plaintiffs are granted, that it will succeed in having those awards annulled.

See “Republic of Argentina—Public Sector Debt—Legal Proceedings—ICSID Arbitration” and “—Public Sector Debt—Legal Proceedings—Other Arbitration” in the Annual Report. Ongoing claims before ICSID and other arbitral tribunals could lead to new awards against Argentina.

Risks Relating to the Bonds

There is no prior market for the Bonds; if one develops, it may not be liquid. In addition, a listing of the Bonds on a securities exchange cannot be guaranteed.

There currently is no market for the Bonds. The Republic cannot guarantee that such a market will develop or if one does develop, that it will continue to exist. If a market for the Bonds were to develop, prevailing interest rates and general market conditions could affect the price of the Bonds. This could cause the Bonds to trade at prices that may be lower than their principal amount or their initial offering price. In addition, no assurance can be given as to the liquidity of the trading market for the Bonds and the price at which the Bonds will trade on the secondary market is uncertain.

Although application will be made to list the Bonds on the Luxembourg Stock Exchange and the ByMA and to have them admitted for trading on the Euro MTF Market and the MAE, the Bonds issued hereby may not be so listed and traded. Moreover, even if a series of Bonds is so listed and traded at the time of issuance, the Republic may decide to delist the Bonds and/or seek an alternative listing for such Bonds on another stock exchange, although there can be no assurance that such alternative listing will be obtained.

It may be difficult for you to obtain or enforce judgments against the Republic.

The Republic is a sovereign entity. Consequently, while the Republic has irrevocably submitted, subject to certain exceptions, to the jurisdiction of any New York state or U.S. federal court sitting in the City of New York, Borough of Manhattan (in addition to the courts of the Republic), over any suit, action or proceeding against it or its properties, assets or revenues arising out of or relating to the Bonds or the Republic’s failure or alleged failure to perform any obligations under the Bonds, which are governed by New York law, it may be difficult for holders of Bonds or the trustee in respect of the Bonds to obtain or enforce judgments of courts in the United States or elsewhere against the Republic. See “Description of the Securities—Governing Law” and “—Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment” in the accompanying prospectus.

Following the Republic’s default on its debt at the end of 2001, numerous lawsuits were filed against the Republic in several jurisdictions. For a description of certain plaintiffs’ attempts to execute on their judgments against the Republic, see “—Public Sector Debt—Legal Proceedings” in the Annual Report.

The Republic has not consented to service or waived sovereign immunity with respect to actions brought against it under the U.S. federal securities laws or any state securities laws. In the absence of a waiver of immunity by the Republic with respect to such actions, it would not be possible to obtain a judgment in such an action brought in a U.S. court against the Republic unless such court were to determine that the Republic is not entitled under the FSIA to sovereign immunity with respect to such action. Further, even if a U.S. judgment could be obtained in any such action under the FSIA, it may not be possible to enforce in the Republic such a U.S. judgment. Execution upon property of the Republic located in the United States to enforce a U.S. judgment may not be possible except under the limited circumstances specified in the FSIA. See “Enforcement of Civil Liabilities” in the accompanying prospectus.

In addition, if holders of Bonds obtained a foreign judgment against the Republic, it may be difficult for holders to have that judgment recognized and enforced in Argentine courts during states of emergency, as was declared by Congress during the 2001-2002 crisis, in light of the March 6, 2014 decision of the Supreme Court of Argentina in Claren Corporation v. Estado Nacional. In that case, the Supreme Court of Argentina held that the enforcement of a foreign judgment sought by Claren Corporation did not satisfy one of the requirements set forth in the Code of Civil and Commercial Procedure of the Republic (i.e., that a foreign judgment cannot contravene Argentine law principles of public policy), given the fact that enforcement as requested by the plaintiff would imply that such plaintiff, through an individual action filed before a foreign court, could circumvent the public debt restructuring process set forth by the Government through emergency legislation enacted in accordance with the Argentine Constitution after the debt securities subject to the foreign judgment were issued. The Supreme Court of Argentina further held that such norms were part of Argentine public policy and, therefore, that the enforcement of a foreign judgment like the one sought by the plaintiff could not be granted as it would be clearly contrary to such legislation.

Even in the absence of a state of emergency, it may be difficult for holders of Bonds to have a foreign judgment recognized and enforced against the Republic in Argentina. Law No. 11,672, Ley Complementaria Permanente de Presupuesto, requires that Congress approve, as part of the national budget, the payment of a portion or full amount of any foreign judgment. A holder of Bonds may only seek attachment of the Republic’s assets in Argentina to enforce a foreign judgment if such congressional approval is not obtained.

The Bonds will contain provisions commonly referred to as “collective action clauses” that permit the Republic to amend the payment terms of the Bonds without the consent of all holders.

The Bonds will contain provisions regarding voting on amendments, modifications and waivers which are commonly referred to as “collective action clauses.” Under these provisions, certain key terms of the Bonds may be amended, including the maturity date, interest rate and other payment terms, without your consent. See “Description of the Bonds.”

U.S. federal court decisions addressing the meaning of ranking provisions in the context of Argentina’s litigation with the holdout creditors could potentially reduce or hinder Argentina’s ability to restructure its debt.

In NML Capital, Ltd. v. Republic of Argentina, the Court of Appeals affirmed injunctions enforcing the pari passu clause contained in the 1994 Fiscal Agency Agreement, which governs certain of Argentina’s Untendered Debt, by preventing Argentina from making payments on the 2005 and 2010 Exchange Bonds unless ratable payments were made on the Untendered Debt. Upon confirmation that the conditions set forth in its March 2, 2016 order had been satisfied, the District Court ordered the vacatur of the pari passu injunctions. See “—Risks Relating to Litigation—The Republic’s ability to obtain financing may be affected by remaining holdout litigation.” Although the District Court ordered the vacatur of the pari passu injunctions, the Republic cannot guarantee that future court orders will not prevent the Republic from making payments under the Bonds.

USE OF PROCEEDS

The net proceeds from the sale of the Bonds will be approximately EUR         , after deduction of the underwriting discount and certain commissions payable by the Republic estimated at EUR          in the aggregate. The Republic intends to use the net proceeds of the sale of the Bonds for general purposes of the Government.

RECENT DEVELOPMENTS

The information contained in this section supplements the information about Argentina corresponding to the headings below that is contained in Exhibit 99.D to the Annual Report. To the extent the information in this section differs from the information contained in such Annual Report, you should rely on the information in this section. Capitalized terms not defined in this section have the meanings ascribed to them in the Annual Report.

THE REPUBLIC OF ARGENTINA

Recent Political History

On October 22, 2017, mid-term legislative elections were held at the federal and provincial government levels. Macri’s Cambiemos alliance obtained the most votes in the City of Buenos Aires, and the provinces of Buenos Aires, Chaco, Córdoba, Corrientes, Entre Rios, Jujuy, La Rioja, Mendoza, Neuquén, Salta, Santa Cruz and Santa Fe. As a result, as of December 10, 2017, Cambiemos will increase its representation in the National Congress by 9 senators (holding in the aggregate 24 of a total of 72 seats in the Senate) and by 21 members of the Chamber of Deputies (holding in the aggregate 107 of a total of 257 seats in such Chamber).

THE ARGENTINE ECONOMY

Macri Administration

Financial policy. As of March 31, 2017, the outstanding principal amount of Untendered Debt that was not subject to a settlement agreement totaled approximately U.S.$1.31 billion, of which the outstanding principal amount of foreign law governed Untendered Debt that was not subject to a settlement agreement and was not time-barred (in the Republic’s understanding) totaled approximately U.S.$751 million. Since March 31, 2017, the Republic has reached settlement agreements with holders of approximately an additional U.S.$92 million in principal amount of foreign law governed Untendered Debt.

Poverty

In March 2017, the INDEC resumed the publication of its semiannual series on poverty and extreme poverty rates. According to the INDEC, in September 2017, the cost of an essential food basket for households totaled Ps.6,332.62 and the cost of an essential goods and services basket for households totaled Ps.15,451.58.

According to the INDEC, the unemployment rate in the second quarter of 2017 stood at 8.7%, which represents a 0.5 percentage point decrease from the previous quarter. The activity rate in that period (which is the percentage of employed individuals plus unemployed individuals over total population) was 45.4%, 0.1 percentage point lower than the previous quarter. In the second quarter of 2017, the unemployment rate in the Greater Buenos Aires metropolitan region was 10.0%, the highest unemployment rate in the country.

Income Distribution

In the six-month period ended June 30, 2017, the bottom 40% of the population of Argentina, in terms of annual income, contributed to 14.8% of the total national income, 0.6 percentage point above the previous quarter. During the same period, the top 20% of the population of Argentina, in terms of annual income, contributed to 46.8% of the total national income, a decrease of 0.9 percentage point from the previous quarter, and the top 10% of the population, accounted for 30.5% of the total national income, a decrease of 0.4 percentage point over the previous quarter.

DEFINED TERMS AND CERTAIN CONVENTIONS

Exchange Rates and Exchange Controls

Exchange Rates

The following table sets forth the annual high, low, average and period-end “reference” exchange rates for the periods indicated, expressed in pesos per U.S. dollar and not adjusted for inflation. There can be no assurance that the peso will not depreciate or appreciate in the future. The Federal Reserve Bank of New York does not report a noon buying rate for pesos.

	Exchange rates(1)
	High	Low	Average(2)	Period end
June 2017	16.599	15.851	16.116	15.999
July 2017	17.764	16.682	17.169	17.670
August 2017	17.783	17.058	17.417	17.365
September 2017	17.611	16.972	17.246	17.318
October 2017(3)	17.512	17.322	17.410	17.446

(1)	Central Bank reference exchange rates (Communication A 3500 of Central Bank).
(2)	Average of daily closing quotes.
(3)	Through October 25, 2017.

Source: Central Bank.

Currency conversions, including conversions of pesos into U.S. dollars, are included for the convenience of the reader only and should not be construed as a representation that the amounts in question have been, could have been or could be converted into any particular denomination, at any particular rate or at all.

As of October 25, 2017, the peso dollar reference exchange rate was Ps.17.446 to U.S.$1.00.

BALANCE OF PAYMENTS

Recent Trends of Foreign Trade and Balance of Payments

In the nine-month period ended September 30, 2017, the Republic’s trade of goods balance registered a U.S.$5.2 billion deficit.

During this period, exports totaled U.S.$44.0 billion, an increase of 0.7% compared to the same period in 2016. The increase was driven by a 1.3% increase in export prices, and offset by a 0.6% decrease in volume. Exports of fuel and energy grew by 16.8%, of manufactured goods of industrial origin by 10.8%, while exports of manufactured goods of agricultural origin decreased by 1.3% and primary products decreased by 7.9%, compared to the same period in 2016.

In the nine-month period ended September 30, 2017, imports totaled U.S.$49.2 billion, a 17.7% increase from U.S.$41.8 billion during the same period in 2016. The increase was primarily driven by an increase in imports of capital goods (26%), passenger motor vehicles (43.1%) and intermediate goods (11.7%), consumer goods (18.3%), parts and accessories (11.7%), fuels and lubricants (7.3%) and others (42.7%).

In the six-month period ended June 30, 2017, the Republic’s current account deficit increased by 67.2% to U.S.$12.9 billion, from U.S.$7.7 billion in the same period of 2016. This current account deficit increase was mainly due to a deficit in the trade balance of goods and services of U.S.$6.5 billion, and a net loss of primary income of U.S.$6.9 billion, which was only partially offset by a net gain of secondary income of U.S.$540.0 million.

In the six-month period ended June 30, 2017, the Republic’s capital account surplus decreased by 60% to U.S.$47 million, from U.S.$118 million in the same period of 2016. This surplus decrease was mainly due to a decrease in capital inflows.

In the six-month period ended June 30, 2017, the Republic incurred net external indebtedness totaling U.S.$12.8 billion, an increase of U.S.$5.2 billion, as compared to the first six-month period of 2016.

In the six-month period ended June 30, 2017, the Republic’s financial account registered a net increase of 55.7% to U.S.$12.6 billion, from U.S.$8.1 billion in the same period of 2016. This net increase was mainly attributable to the net issuance of indebtedness of U.S.$27.6 billion, which was partially offset by the net repurchase of financial assets (mainly reserve assets) of U.S.$14.7 billion.

The indebtedness comprised U.S.$18 billion in securities issued by the General Government, U.S.$2.1 billion in securities issued by other sectors, including public and private financial entities and non-financial private sector entities, and U.S.$4.0 billion in securities issued by deposit collecting entities, which was partially offset by an increase in net inflows to the Central Bank of U.S.$7.4 billion.

In the first six-month period ended June 30, 2017, the Central Bank’s international reserves increased by U.S.$8.1 billion, (including gains of U.S.$552 million resulting from nominal exchange rate fluctuations).

As of October 23, 2017, the Central Bank’s international reserves totaled U.S.$51.9 billion, compared to U.S.$38.8 billion as of December 31, 2016.

MONETARY SYSTEM

Inflation

Inflation rates for January, February, March, April and May 2017 published by the INDEC using the 2016 CPI methodology stood at 1.3%, 2.5%, 2.4%, 2.6% and 1.3%, respectively, whilst the inflation rate for June, July, August and September 2017 published by the INDEC using the National CPI methodology stood at 1.2%, 1.7%, 1.4% and 1.9%, respectively. For the period of January through September, accumulated inflation using the National CPI stood at 17.6%. See “Recent Developments—INDEC—Certain Methodologies—Inflation” in the 2016 Annual Report as amended.

PUBLIC SECTOR DEBT

Foreign Currency-Denominated Debt in 2017

Between January 1 and September 30, 2017, the Republic issued foreign currency-denominated debt in an aggregate principal amount of U.S.$24.6 billion, consisting of U.S. Dollar-denominated bonds maturing between 2022 and 2117 for an aggregate principal amount of U.S.$9.75 billion, BONARs of several series maturing between 2020 and 2037 for an aggregate principal amount of U.S.$14.9 billion and CHF 400 million Bond due 2020. Of the U.S.$14.9 billion BONARs issued, U.S.$10.5 billion BONARs due 2024 were issued as part of certain transactions entered into by the Republic granting the Republic the right to cause the cancellation of such BONARs upon the payment by the Republic of the amounts specified thereunder.

Foreign Currency-Denominated Debt Service

The following tables set forth information regarding the Republic’s projected debt service obligations on its performing foreign currency-denominated debt for the currencies and periods indicated:

Projected Performing Foreign Currency-Denominated Public Debt Service by Instrument for Primary Issues between January 1 and June 30, 2017 (1) (in millions of U.S. dollars)

	2017			2018				2019			2020
	Principal	Interest		Principal		Interest		Principal	Interest		Principal	Interest
U.S.$5.625% Bonds due 2022	—	U.S.$	91.4		—	U.S.$	182.8		U.S.$	182.8		U.S.$	182.8
U.S.$6.875% Bonds due 2027	—		128.9		—		257.8	—		257.8	—		257.8
BONAR 20			7.8				7.8			7.8	97.5		7.8
BONAR 25			44.2				88.3			88.3			88.3
BONAR 37			77.0				154.1			154.1			154.1
BIRAD U.S. Dollar 7.125% due 2117			98.0				195.9			195.9			195.9
BONAR 24			459.7				919.4	1,750.5		842.8	1,750.5		689.4

	2021			2022				2023			2024
	Principal	Interest		Principal		Interest		Principal	Interest		Principal	Interest
U.S.$5.625% Bonds due 2022	—	U.S.$	182.8	U.S.$	3,250.00	U.S.$	91.4	—		—	—		—
U.S.$6.875% Bonds due 2027	—		257.8		—		257.8	—		257.8	—		257.8
BONAR 20	—		—		—		—	—		—	—		—
BONAR 25	—		88.3		—		88.3	506.8		88.3	506.8		59.2
BONAR 37	—		154.1		—		154.1	—		154.1	—		154.1
BIRAD U.S. Dollar 7.125% due 2117			195.9				195.9			195.9			195.9
BONAR 24	1,750.5		535.9		1,750.5		382.4	1,750.5		228.8	1,754.7		76.0

(1)	Preliminary figures.

Source: INDEC and Ministry of the Treasury.

Projected Performing Foreign Currency-Denominated Public Debt Service by Instrument for Primary Issues between January 1 and June 30, 2017(1) (in millions of CHF)

	2017		2018		2019		2020
	Principal	Interest	Principal	Interest	Principal	Interest	Principal	Interest
CHF 3.375% Bonds due 2020	—	6.8	—	13.5	—	13.5	400.0	13.5

(1)	Preliminary figures.

Source: INDEC and Ministry of the Treasury.

U.S. Dollar-Denominated Treasury Bills Program

As of September 30, 2017, U.S.$17.5 billion aggregate principal amount of LETES were outstanding, of which U.S.$13.0 billion were held by the private sector.

Local Currency-Denominated Debt in 2017

Between January 1 and September 30, 2017, the Republic issued local currency-denominated bonds for an aggregate principal amount of Ps.253.6 billion, comprised of Ps.11.7 billion BONCER 2021, Ps.83.9 billion floating rate Treasury Bonds due 2019, Ps.12.5 billion fixed rate Treasury Bonds due 2021, Ps.4.5 billion fixed rate Treasury Bonds due 2023, Ps.6.6 billion fixed rate Treasury Bonds due 2026, Ps.30 billion floating rate BONAR due 2022, and Ps.104.4 billion Monetary Policy Rate Treasury Bonds due 2020. In addition, bills were issued for an aggregate amount of Ps. 43.0 billion, being the main ones the issues to ANSES of Ps.35.7 billion and a bill issued to Fondo Fiduciario para la Reconstrucción de Empresas of Ps.4.3 billion.

Legal Proceedings

Individual Litigation in the United States

As of the date of this Amendment, 91 actions involving bonds with a nominal amount of approximately U.S.$577 million were pending in the District Court. Judgments for a total value of approximately U.S.$642 million have been entered in actions involving bonds with a nominal amount of approximately U.S.$349 million.

On September 29, 2016, a creditor filed suit against the Republic in the District Court based on its purported ownership of bonds with a nominal amount of approximately U.S.$5.3 million governed by New York law and bonds with a nominal amount of €1.0 million governed German law. On August 8, 2017, the District Court granted the Republic’s motion to dismiss the complaint. On September 26, 2017, the creditor moved for leave to file an amended complaint. The court’s ruling on the motion is pending.

Class action litigation in the United States

As of the date of this Amendment, of the 15 actions filed against the Republic on behalf of a class of holders of defaulted bonds in the New York District Court, class certification had been granted in 13 of these 15 actions.

On May 27, 2016, the District Court preliminarily approved the settlement agreements reached by the Republic and representatives of nine of these classes. The settlement agreements provided for the payment to class members of an amount equal to 150% of their unpaid principal. See “Public Sector Debt—Legal Proceedings—The Settlement.” After holding fairness hearings, the District Court entered an order approving the settlements on April 27, 2017. On August 23, 2017, the Republic paid U.S.$3.06 million to settle one class action and as a result the class action was dismissed with prejudice on September 27, 2017. The Republic expects that, if the District Court also enters judgments in the eight additional class actions in which the Republic has already entered into court approved settlement agreements, the nominal amount to be settled in these nine class actions will total approximately U.S.$16.2 million.

The Settlement

As of the date of this Amendment, agreements in principle have been executed with holders of approximately 85% of the nominal amount under Untendered Debt outstanding as of December 31, 2015 (including in the calculation claims that the Republic considers time-barred and for which no agreements have been entered into).

Creditors who settled their claims have agreed, upon payment, to dismiss with prejudice all litigation against the Republic, including all enforcement proceedings. As of the date of this Amendment, payments to settling creditors had resulted in the dismissal of claims in the United States for an aggregate nominal amount of approximately U.S.$3.2 billion, plus interest, and the satisfaction of judgments in the amount of approximately U.S.$4.9 billion. In addition, the Republic is currently reviewing executed settlement agreements for the purpose of reconciling those agreements to claims in the District Court, for the purpose of dismissing any and all actions and or judgments where the asserted claims have been settled.

On May 30, 2017, the Republic entered into an agreement in principle with creditors of the Republic holding bonds with a nominal amount of approximately U.S.$92 million, with judgments totaling approximately U.S.$216.7 million.

On July 20, 2016, the Republic published settlement procedures for holders of eligible German law governed bonds implementing the Settlement Proposal for those bonds. As of the date of this Amendment, the Republic has settled with holders of German law governed bonds for a nominal amount of €252.6 million. The Republic is currently working on defining a mechanism that would permit the settlement and cancellation of German law governed bonds that are held in physical form.

Post-settlement litigation in the United States

On September 29, 2016, a creditor filed suit against the Republic in the District Court based on its purported ownership of bonds with a nominal amount of approximately U.S.$5.3 million governed by New York law and bonds with a nominal amount of €1.0 million governed German law. On August 8, 2017, the District Court granted the Republic’s motion to dismiss the complaint. On September 26, 2017, the creditor moved for leave to file an amended complaint. The court’s ruling on the motion is pending.

Beginning in November 2016, creditors of the Republic holding bonds with a nominal value of approximately U.S.$92 million, with judgments totaling approximately U.S.$216.7 million served discovery requests on the Republic and subpoenas on multiple third parties. In May 2017, the Republic reached a settlement agreement with the creditors.

Litigation in Germany

As of the date of this Amendment, final judgments have been entered for a total amount of approximately €161.3 million in principal plus interest and costs in suits brought against the Republic in Germany relating to defaulted bonds, while claims seeking approximately €3.2 million in principal on defaulted debt, plus interest, have been filed in Germany although no final judgment has yet been rendered.

Several bondholders commenced proceedings in Germany seeking to obtain pari passu relief similar to the relief granted by New York Courts. German courts at both the trial and appellate level have declined to grant such relief, although such decisions are subject to further appeals.

Plaintiffs who try to execute on their judgments may not attach assets used for diplomatic or consular purposes, such as bank accounts of the Republic’s embassy and consulates. To the Republic’s knowledge, plaintiffs in Germany have succeeded in attaching monies of the Republic held with paying agents (for the payment of interest on other Government debt). Some creditors have also attached the Republic’s claims against other plaintiffs (i.e., those who withdrew their claims against the Republic or lost their actions in whole or in part), who are liable for the Republic’s costs (statutory attorneys’ fees and, if applicable, court fees) under Germany’s “losing party pays” system, to the extent the amount of such claims had not been set off by those plaintiffs.

Certain plaintiffs have sought recognition of their German judgments in foreign courts, including the United States and Luxembourg.

ICSID Arbitration

Argentina has been a party to arbitration proceedings under the 1965 Convention on the Settlement of Investment Disputes between States and Nationals of Other States (“ICSID Convention”), including as a result of measures implemented in 2001 and 2002 to address Argentina’s economic crisis.

As of this Amendment, there are five final outstanding awards issued by ICSID tribunals against Argentina for an aggregate compensation of U.S.$581 million, a non-final ICSID award against Argentina for a compensation of U.S.$320.8 million, another two ICSID awards against Argentina for an aggregate compensation of U.S.$421.9 million pending annulment requested by Argentina, and an additional award for a compensation of U.S.$13.4 million pending annulment requested by the claimant. There are four ongoing cases against Argentina before ICSID with claims totaling U.S.$1.6 billion, including one case that does not have yet a claim amount. There are five additional cases with claims totaling U.S.$1.0 billion in which the parties agreed to suspend the proceedings pending settlement discussions. A successful completion of these negotiations could lead additional ICSID claimants to withdraw their claims, although the Republic can offer no assurance to this effect.

In October 2013, May 2016 and July 2017, Argentina settled six final awards issued by ICSID tribunals that awarded claims against Argentina for an aggregate compensation of U.S.$719.2 million.

Other Arbitration

Claimants have also filed claims before arbitral tribunals under the rules of the United Nations Commission on International Trade Law (“UNCITRAL”) and under the rules of the International Chamber of Commerce (“ICC”).

As of this Amendment, there is one final outstanding UNCITRAL award against Argentina for a compensation of U.S.$7.4 million and Argentina is seeking the annulment of two additional awards for an aggregate compensation of U.S.$21.6 million. As of such date, there are three ongoing cases against Argentina before UNCITRAL and ICC tribunals with claims totaling U.S.$742 million, including one case with a U.S.$643.4 million claim in which the tribunal had already ruled that it has jurisdiction. There is one additional case with a claim of U.S.$ 168.7 million in which the parties agreed to suspend the proceedings pending settlement discussions.

Other Non-Creditor Litigation in the U.S.

On April 8, 2015, Petersen Energía Inversora, S.A.U. and Petersen Energía, S.A.U. (the “Petersen Entities”) filed a claim against the Republic in relation to the 2012 expropriation of YPF in the District Court.

The Petersen Entities seek compensatory damages (in an amount to be determined) arising out of an alleged breach of the bylaws of YPF by the Republic that allegedly occurred when it expropriated 51% of Class D shares of YPF. In September 2015, the Republic moved to dismiss the complaint, asserting, among other things, that the District Court lacks jurisdiction under the FSIA. On September 9, 2016, the District Court granted in part and denied in part the Republic’s motion to dismiss plaintiffs’ complaint. The Second Circuit Court of Appeals heard arguments on June 15, 2017. A decision is pending as of the date of this Annual Report.

On November 3, 2016, Eton Park Capital Management, L.P., Eton Park Master Fund, Ltd. and Eton Park fund, L.P. filed a complaint against the Republic seeking compensatory damages (in an amount to be determined) arising out of an alleged breach of the bylaws of YPF by the Republic resulting from the expropriation of 51% of Class D shares of YPF. The case is currently stayed pending a decision by the Second Circuit Court of Appeals in the case brought by the Petersen Entities.

DESCRIPTION OF THE BONDS

This section of this prospectus supplement is only a summary of the material provisions of the Bonds and the Indenture and it does not contain all of the information that may be important to you as a potential investors in the Bonds. The Republic urges you to read the Indenture for a complete description of its obligations and your rights as a holder of the Bonds. Copies of the Indenture are available free of charge at the offices of the trustee and the Luxembourg listing agent.

The Bonds will be issued pursuant to the Indenture between the Republic and The Bank of New York Mellon, as trustee.

General Terms of the Bonds

Basic Terms of the          Bonds

The          Bonds will:

•	be direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged;

•	not be redeemable before maturity at the option of the Republic or repayable at the option of the holder and not be entitled to the benefit of any sinking fund. The Republic may at any time, however, purchase any series of the Bonds and hold or resell them or surrender them to the trustee for cancellation;

•	be represented by one registered note in global form (see “Global Bonds”);

•	be eligible for settlement in Euroclear and Clearstream;

•	be issued in one series and each in minimum denominations of EUR100,000 and integral multiples of EUR1,000 in excess thereof;

•	contain “collective action clauses” under which the Republic may amend certain key terms of each series of Bonds, including the maturity date, interest rate and other terms, with the consent of less than all of the holders of such series of Bonds;

•	pay all amounts due in respect of principal or interest in Euros;

•	be initially issued in an aggregate principal amount of EUR ;

•	pay principal on , 20 ; and

•	mature on , 20 .

Interest on the          Bonds will:

•	accrue at the rate of % per annum;

•	accrue from , 2017;

•	be payable annually on of each year, beginning on , 2018, to persons in whose names the Bonds are registered at the close of business on the business day preceding the corresponding payment date; and

•	be computed based on the actual number of days elapsed divided by 365 (or 366).

Basic Terms of the          Bonds

The          Bonds will:

•	be direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged;

•	not be redeemable before maturity at the option of the Republic or repayable at the option of the holder and not be entitled to the benefit of any sinking fund. The Republic may at any time, however, purchase any series of the Bonds and hold or resell them or surrender them to the trustee for cancellation;

•	be represented by one registered note in global form (see “Global Bonds”);

•	be eligible for settlement in Euroclear and Clearstream;

•	be issued in one series and each in minimum denominations of EUR100,000 and integral multiples of EUR1,000 in excess thereof;

•	contain “collective action clauses” under which the Republic may amend certain key terms of each series of Bonds, including the maturity date, interest rate and other terms, with the consent of less than all of the holders of such series of Bonds;

•	pay all amounts due in respect of principal or interest in Euros;

•	be initially issued in an aggregate principal amount of EUR ;

•	pay principal on , 20 ; and

•	mature on , 20 .

Interest on the              Bonds will:

•	accrue at the rate of % per annum;

•	accrue from , 2017;

•	be payable annually on of each year, beginning on , 2018, to persons in whose names the Bonds are registered at the close of business on the business day preceding the corresponding payment date; and

•	be computed based on the actual number of days elapsed divided by 365 (or 366).

Payments of Principal and Interest

The trustee or a trustee paying agent (as defined below) will make payments to the registered holders of the Bonds.

While the Bonds are held in global form, holders of beneficial interests in the Bonds will be paid in accordance with the procedures of the relevant clearing system and its direct participants, if applicable. Neither the Republic nor the trustee shall have any responsibility or liability for any aspect of the records of, or payments made by, the relevant clearing system or its nominee or direct participants, or any failure on the part of the relevant clearing system or its direct participants in making payments to holders of the Bonds from the funds they receive.

For purposes of this section, “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks in New York City, London or in the City of Buenos Aires (or in the city where the relevant paying or transfer agent is located) are authorized or obligated by law, regulation, or executive order to be closed. In any case where the date of payment of the principal, interest or premium, if any, on the Bonds is not a Business Day, then such payment will be made on the next succeeding Business Day, and no interest on the Bonds will accrue as a result of the delay in payment.

If any money that the Republic pays to the trustee or to any paying agent appointed by the trustee at the expense of the Republic (a “trustee paying agent”) to make payments on any Bonds is not claimed at the end of one year after the applicable payment was due and payable, then the money will be repaid to the Republic on the

Republic’s written request. The Republic will hold such unclaimed money in trust for the relevant holders of those Bonds. After any such repayment, neither the trustee nor any trustee paying agent will be liable for the payment. However, the Republic’s obligations to make payments on the Bonds as they become due will not be affected until the expiration of the prescription period, if any, specified in the Bonds. See “Description of the Securities—Prescription” in the accompanying prospectus.

The Republic agrees that Section 765 of the Argentine Civil and Commercial Code is not applicable to the payment of amounts due on the Bonds.

If the Republic at any time defaults in the payment of any principal of, or interest on, the Bonds, the Republic will pay interest on the amount in default (to the extent permitted by law) calculated, for each day until paid, at the rate or rates specified in such Bonds.

Additional Amounts

The Republic will make all principal, premium (if any) and interest payments on the Bonds free and clear of and without deducting or withholding on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, imposed, levied, collected, withheld or assessed by the Republic or any political subdivision or authority thereof or therein having power to tax, unless the deduction or withholding is required by law. If the Republic is required to make any deduction or withholding, it will pay the holders the additional amounts required to ensure that the net amount they receive after such withholding or deduction shall equal the amount of principal, premium (if any) and interest they would have received without this withholding or deduction.

The Republic will not, however, pay any additional amounts with respect to any Bonds in connection with any tax, duty, assessment or other governmental charge that is imposed due to any of the following:

•	the holder or beneficial owner of a Bond is liable for taxes in respect of the Bonds because such holder or beneficial owner has some connection with the Republic other than merely holding the Bonds or the receipt of principal, premium or interest in respect of the Bonds or the enforcement of rights with respect to the Bonds;

•	the failure of a holder or beneficial owner of a Bond to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Republic of such holder or beneficial owner, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction, provided that (i) the Republic or the Republic’s agent has notified the holders of such certification, identification or other reporting requirement at least 15 days before the applicable payment date and (ii) in no event shall such holder’s or beneficial owner’s obligation to satisfy such a requirement require such holder or beneficial owner to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner been required to file Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY; or

•	the Bonds are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of the Bonds would have been entitled to additional amounts on presenting the Bonds for payment on the last day of that 30-day period.

“Relevant Date” in respect of any Bonds means the date on which payment in respect of the Bonds first becomes due or (if the trustee has not received the full amount of the money payable by such due date) the date on which notice is given to the holders by the Republic in the manner described in “Notices” below that such moneys have been received and are available for payment.

The Republic will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in Argentina or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, initial delivery or registration of the Bonds or any other document or instrument referred to therein. The Republic will also indemnify the holders from and against any stamp, court or documentary taxes or any excise or property taxes, charges or similar levies resulting from, or required to be paid by any of them that arise in Argentina or any political subdivision thereof or taxing authority thereof or therein in connection with the enforcement of the obligations of the Republic under the Bonds or any other document or instrument referred to therein following the occurrence of any event of default described in “Description of the Securities—Events of Default” in the accompanying prospectus.

Unless the context requires otherwise, any references in this prospectus supplement to principal or interest on the Bonds will include additional amounts payable by the Republic in respect of such principal or interest.

Trustee Paying Agents; Transfer Agents; Registrars; Common Depositary

Until the Bonds are paid, the trustee will at all times act as, or maintain a trustee paying agent to act as, paying agent in New York City and The Bank of New York Mellon, London Branch will act as paying agent in London. The trustee will also maintain The Bank of New York Mellon, London Branch, as common depositary. The Republic will appoint a registrar and a transfer agent, which initially shall be the trustee in each capacity. The Republic or the trustee, as the case may be, will give prompt notice to all holders of the Bonds of any future appointment or any resignation or removal of any paying agent, trustee paying agent, transfer agent or registrar or of any change by any paying agent, trustee paying agent, transfer agent or registrar in any of its specified offices.

In addition, the trustee will maintain a trustee paying agent in Luxembourg with respect to the Bonds for so long they are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require.

Further Issues of Bonds

The Republic may from time to time, without the consent of holders, create and issue additional debt securities having the same terms and conditions as any series of the relevant Bonds in all respects, except for issue date, issue price, original interest accrual date and the first interest payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as such relevant Bonds or (b) in a “qualified reopening” of such relevant Bonds, unless such additional debt securities have a separate ISIN or other identifying number from such relevant Bonds. Such additional debt securities will be consolidated with and will form a single series with such relevant Bonds.

Notices

So long as the Bonds are listed on the Luxembourg Stock Exchange and the rules of the exchange require, Argentina will publish notices in a leading newspaper with general circulation in Luxembourg, expected to be the Luxembourger Wort, or on the website of the Luxembourg Stock Exchange (www.bourse.lu). If publication in a leading newspaper in Luxembourg or on the website of the Luxembourg Stock Exchange (www.bourse.lu) is not practicable, Argentina will give notices in another way consistent with the rules of the Luxembourg Stock Exchange. Any notice so published will be considered given on the date of its first publication.

In addition to the above, Argentina will mail notices to holders at their registered addresses. So long as the Bonds are represented by a global security deposited with a custodian for the common depositary for Euroclear and Clearstream, Luxembourg, notices to be given to holders will be given to Euroclear and Clearstream, Luxembourg in accordance with their applicable policies as in effect from time to time. If we issue Bonds in certificated form, notices to be given to holders will be sent by mail to the respective addresses of the holders as they appear in the trustee’s records, and will be deemed given when mailed.

Global Bonds

Payments of principal, interest and additional amounts, if any, in respect of the Bonds will be made in Euros to the common depositary of Euroclear and Clearstream, Luxembourg, or its nominee.

Euroclear and Clearstream, Luxembourg are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither Argentina nor the trustee will be responsible for Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures. Additionally, neither Argentina nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

Argentina may issue the Bonds in the form of one or more Bonds, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of Bonds. Argentina refers to the intangible securities represented by a global security as “book-entry” securities.

When Argentina issues book-entry securities, it will deposit the applicable global security with a clearing system. The global note will be either registered in the name of the clearing system or its nominee or common depositary. Unless a global note is exchanged for certificated securities, as discussed under “Description of the Securities—The Clearing Systems—Certificated Securities” in the accompanying prospectus, it may not be transferred, except among the clearing system, its nominees or common depositaries and their successors. Clearing systems include Euroclear and Clearstream, Luxembourg.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant. Euroclear and Clearstream, Luxembourg are connected to each other by a direct link. These arrangements permit you to hold the Bonds through participants in any of these systems, subject to applicable securities laws.

Ownership of Book-Entry Securities

If you wish to purchase the Bonds in global form, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase global Bonds will hold them in an account at the bank or financial institution acting as their direct or indirect participant. Holding securities in this way is called holding in “street name.”

When you hold Bonds in street name, you must rely on the procedures of the institutions through which you hold your Bonds to exercise any of the rights granted to holders. This is because the legal obligations of Argentina and the trustee run only to the registered owner of the global note, which will be the clearing system or its nominee or common depositary. For example, once Argentina and the trustee make a payment to the registered holder of a global note, they will no longer be liable for the payment, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from Argentina to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a global note is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry note to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of Argentina or the trustee.

As an owner of book-entry securities represented by a global note, you will also be subject to the following restrictions:

•	you will not be entitled to (a) receive physical delivery of the Bonds in certificated form or (b) have any of the Bonds registered in your name, except under the circumstances described under “Description of the Securities—The Clearing Systems—Certificated Securities” in the accompanying prospectus;

•	you may not be able to transfer or sell your Bonds to some insurance companies and other institutions that are required by law to own their Bonds in certificated form; and

•	you may not be able to pledge your Bonds in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective.

TAXATION

The following discussion supplements, and to the extent inconsistent supersedes, the disclosure provided under the heading “Taxation” in the accompanying prospectus.

Argentine Federal Taxation

The following discussion summarizes certain aspects of Argentine federal taxation that may be relevant to you if you are a holder of Bonds who is an individual that is a non-resident of Argentina or a legal entity that is neither organized in, nor maintains a permanent establishment in Argentina (a “Non-Resident Holder”). This summary may also be relevant to you if you are a Non-Resident Holder in connection with the holding and disposition of the Bonds. The summary is based on Argentine laws, rules and regulations now in effect, all of which may change.

This summary is not intended to constitute a complete analysis of the tax consequences under Argentine law of the receipt, ownership or disposition of the Bonds, in each case if you are a non-resident of Argentina, nor to describe any of the tax consequences that may be applicable to you if you are a resident of Argentina.

If you (i) purchase Bonds pursuant to this offering, and (ii) are a Non-Resident Holder, the receipt of Bonds will not result in any withholding or other Argentine taxes. Provided that all acts and contracts necessary for the purchase of the Bonds are executed outside Argentina by Non-resident holders, the purchase of Bonds pursuant to this offering will not be subject to any stamp or other similar Argentine taxes.

Under Argentine law, as currently in effect, if you are a Non-Resident Holder, interest and principal payments on the Bonds will not be subject to Argentine income or withholding tax.

If you are a Non-Resident Holder and you obtain capital gains resulting from any trade or disposition of Bonds, you will not be subject to Argentine income or other taxes if you have no connection with the Republic other than as a holder of an interest in the Bonds.

If you are a Non-Resident Holder, provided that no bank account opened in an Argentine banking institution is used to receive capital or interest from the Bonds or the price of the sale of the Bonds, no Argentine tax (such as tax on debits and credits) would apply on said movement of funds.

If you are an individual or company that is resident or domiciled in Argentina for tax purposes, please note that the aforementioned tax consequences may differ. Please refer to your tax advisors for the specific tax treatment applicable to you.

UNDERWRITING

Subject to the terms and conditions stated in the underwriting agreement dated as of                 , 2017, Banco Bilbao Vizcaya Argentaria, S.A., Banco Santander, S.A. and Citigroup Global Markets Limited, have severally agreed to purchase, and the Republic has agreed to sell to the underwriters, €              aggregate principal amount of the Bonds.

Subject to the terms and conditions stated in the underwriting agreement, each underwriter named below has agreed to purchase, and the Republic has agreed to sell to that underwriter, the principal amount of Bonds set forth opposite the underwriter’s name.

Underwriters	Principal Amount
	Bonds	Bonds
Banco Bilbao Vizcaya Argentaria, S.A.	€	€
Banco Santander, S.A.	€	€
Citigroup Global Markets Limited	€	€
Total	€	€

The underwriting agreement provides that the obligations of the underwriters to purchase the Bonds included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all the Bonds if they purchase any of the Bonds. The underwriters may offer and sell the Bonds through certain of their affiliates.

The following table indicates the underwriting discounts and commissions that the Republic is to pay to the underwriters in connection with this offering (expressed as a percentage of the principal amount of the Bonds):

Paid by the Republic
	Bonds		Bonds
Per Bond		%		%

The underwriters will also be reimbursed for certain of their counsel fees and expenses, as described in the

Underwriting Agreement, in an amount not to exceed             . The Republic estimates that its total expenses for this offering will be approximately €              .

The Republic will indemnify the underwriters and their controlling persons against certain liabilities, including liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in respect of those liabilities.

New Issue of Bonds

The Bonds are a new issue of securities, and there is currently no established trading market for the Bonds. We intend to apply to list the Bonds on the ByMA and for trading on the MAE Official List of the Luxembourg Stock Exchange and admit them for trading on the Euro MTF Market, however, we cannot assure you that the listing application will be approved. The underwriters have advised us that they intend to make a market in the Bonds, but they are not obligated to do so. The underwriters may discontinue any market making in the Bonds at any time in their sole discretion. Accordingly, we cannot assure you that a liquid trading market will develop for the Bonds, that you will be able to sell your Bonds at a particular time or that the prices that you receive when you sell will be favorable.

You should be aware that the laws and practices of certain countries require investors to pay stamp taxes and other charges in connection with purchases of securities.

Settlement

Delivery of the Bonds offered hereby is expected on or about                 , 2017, which will be the              business day following the date of pricing of the notes. As of September 5, 2017, under Rule 15c6-1 under the Securities Exchange Act of 1934, trades in the secondary market will be required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Bonds prior to the delivery of the Bonds hereunder will be required, by virtue of the fact that the notes initially settle in T+         , to specify an alternate settlement arrangement at the time of any such trade to prevent a failed settlement. Purchasers of the Bonds who wish to trade the Bonds prior to their date of delivery hereunder should consult their advisors.

Price Stabilization and Short Positions

In connection with the offering of the Bonds, the underwriters may engage in overallotment, stabilizing transactions and syndicate covering transactions. Overallotment involves sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions involve bids to purchase the Bonds in the open market for the purpose of pegging, fixing or maintaining the price of the Bonds. Syndicate covering transactions involve purchases of the Bonds in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions and syndicate covering transactions may cause the price of the Bonds to be higher than it would otherwise be in the absence of those transactions. If the underwriters engage in stabilizing or syndicate covering transactions, they may discontinue them at any time.

Other Relationships

Certain of the underwriters and their affiliates have performed and may in the future perform commercial banking, investment banking and advisory services for us and our affiliates in the ordinary course of business for which they have received customary fees and reimbursement of expenses. The underwriters and their affiliates may, from time to time, engage in transactions with and perform services for us and our affiliates in the ordinary course of their business for which they may receive customary fees, commissions and reimbursement of expenses.

In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Sales Outside the United States

We are not making an offer to sell, or seeking offers to buy, the Bonds in any jurisdiction where the offer and sale is not permitted. You must comply with all applicable laws and regulations in force in any jurisdiction in which you purchase, offer or sell the Bonds or possess or distribute this prospectus supplement, and you must obtain any consent, approval or permission required for your purchase, offer or sale of the Bonds under the laws and regulations in force in any jurisdiction to which you are subject or in which you make such purchases, offers or sales. We will not have any responsibility therefor.

Notice to Prospective Investors in the European Economic Area

This prospectus supplement has been prepared on the basis that any offer of Bonds in any Member State of the European Economic Area will be made pursuant to an exemption under the Prospectus Directive from the requirement to publish a prospectus for offers of Bonds.

Accordingly any person making or intending to make an offer in that Member State of Bonds which are the subject of the offering contemplated in this prospectus supplement may only do so in circumstances in which no obligation arises for the Issuer or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive in relation to such offer. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds in circumstances in which an obligation arises for the Issuer or the underwriters to publish a prospectus for such offer. Neither the Issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of Bonds through any financial intermediary, other than offers made by the underwriters, which constitute the final placement of the Bonds contemplated in this prospectus supplement.

The expression “Prospectus Directive” means Directive 2003/71/EC (as amended), and includes any relevant implementing measure in the Relevant Member State concerned.

Notice to Prospective Investors in the United Kingdom

This prospectus supplement has not been approved by an authorized person for the purposes of section 21 of the UK Financial Services and Markets Act 2000. This prospectus supplement is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Financial Promotion Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations etc.”) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

Each underwriter has represented and agreed that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) received by it in connection with the issue or sale of the Bonds in circumstances in which Section 21(1) of FSMA does not apply to the Issuer; and (b) it has complied and will comply with all applicable provisions of FSMA with respect to anything done by it in relation to the Bonds in, from or otherwise involving the United Kingdom.

Notice to Prospective Investors in Canada

The Bonds may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Any resale of the Bonds must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in Switzerland

This prospectus supplement does not constitute an issue prospectus pursuant to Article 652a or Article 1156 of the Swiss Code of Obligations and the Bonds will not be listed on the SIX Swiss Exchange. Therefore, this prospectus supplement may not comply with the disclosure standards of the listing rules (including any additional listing rules or prospectus schemes) of the SIX Swiss Exchange. Accordingly, the Bonds may not be offered to the public in or from Switzerland, but only to a selected and limited circle of investors who do not subscribe to the Bonds with a view to distribution. Any such investors will be individually approached by the underwriters from time to time.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Market Rules of 2012 the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Market Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Bonds to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Bonds offered should conduct their own due diligence on the Bonds. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the Dubai International Financial Centre.

Notice to Prospective Investors in Chile

The offer of the Bonds will begin on                 , 2017 and is subject to General Rule No. 336 of the Chilean Securities Commission (Superintendencia de Valores y Seguros de Chile, or the “SVS”). The Bonds being offered are not registered in the Securities Registry (Registro de Valores) or in the Foreign Securities Registry (Registro de Valores Extranjeros) of the SVS and, therefore, the Bonds are not subject to the supervision of the SVS. As unregistered securities, we are not required to disclose public information about the Bonds in Chile. The Bonds may not be publicly offered in Chile unless they are registered in the corresponding securities registry.

La oferta de los valores comienza el              del 2017 y está acogida a la Norma de Carácter General número 336 de fecha 27 de junio de 2012 de la Superintendencia de Valores y Seguros de Chile (la “SVS”). La oferta versa sobre valores no inscritos en el Registro de Valores o en el Registro de Valores Extranjeros que lleva la SVS, por lo que los valores no están sujetos a la fiscalización de dicho organismo. Por tratarse de valores no inscritos, no existe obligación por parte del emisor de entregar en Chile información pública respecto de los valores. Estos valores no pueden ser objeto de oferta pública a menos que sean inscritos en el registro de valores correspondiente.

Notice to Prospective Investors in Peru

The Bonds and the information contained in this prospectus supplement are not being publicly marketed or offered in Peru and will not be distributed or caused to be distributed to the general public in Peru. Peruvian securities laws and regulations on public offerings will not be applicable to the offering of the Bonds and therefore, the disclosure obligations set forth therein will not be applicable to the issuer or the sellers of the Bonds before or after their acquisition by prospective investors. The Bonds and the information contained in this prospectus supplement have not been and will not be reviewed, confirmed, approved or in any way submitted to the Peruvian Superintendency of Capital Markets (Superintendencia del Mercado de Valores) or the SMV and the Bonds have not been registered under the Securities Market Law (Ley del Mercado de Valores) or any other Peruvian regulations. Accordingly, the Bonds cannot be offered or sold within Peruvian territory except to the extent any such offering or sale qualifies as a private offering under Peruvian regulations and complies with the provisions on private offerings set forth therein.

Notice to Prospective Investors in Hong Kong

This prospectus supplement has not been approved by or registered with the Securities and Futures Commission of Hong Kong or the Registrar of Companies of Hong Kong. The Bonds will not be offered or sold in Hong Kong other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made under that Ordinance; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (winding up and Miscellaneous provisions) (Cap. 32) of Hong Kong or which do not constitute an offer to the public within the meaning of that Ordinance. No advertisement, invitation or document relating to the Bonds which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) has been issued or will be issued in Hong Kong or elsewhere other than with respect to securities which are or are intended to be disposed of only to persons outside of Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made under that Ordinance.

Notice to Prospective Investors in Japan

The Bonds offered in this prospectus supplement have not been registered under the Securities and Exchange Law of Japan. The Bonds have not been offered or sold and will not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident of Japan, except (i) pursuant to an exemption from the registration requirements of the Securities and Exchange Law and (ii) in compliance with any other applicable requirements of Japanese law.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offering may not be circulated or distributed, nor may the Bonds be offered, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act (Chapter 289) (the “SFA”), (ii) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA. Where the Bonds are subscribed for under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, then securities, debentures and units of securities and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Bonds under Section 275 except: (i) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA; (ii) where no consideration is given for the transfer; or (iii) by operation of law.

Notice to Prospective Investors in Brazil

WITHIN BRAZIL, AS PROVIDED BY CVM INSTRUCTION NO. 476, THE OFFERING OF OUR BONDS IS DIRECTED ONLY TOWARD A LIMITED NUMBER OF PROFESSIONAL INVESTORS (INVESTIDORES PROFISSIONAIS) AS DEFINED UNDER CVM INSTRUCTION NO. 539, DATED NOVEMBER 13, 2013, AS AMENDED, WHICH PROVIDES FOR SPECIFIC TRANSFER RESTRICTIONS, SPECIFICALLY SELECTED PURSUANT TO THE RULES OF CVM INSTRUCTION NO. 476 (THE “INTENDED PBS”) AND IS NOT DIRECTED TOWARD PERSONS WHO ARE NOT INTENDED PBS BRAZILIAN RESIDENTS. THIS PROSPECTUS SUPPLEMENT IS NOT ADDRESSED TO BRAZILIAN RESIDENTS AND IT SHOULD NOT BE FORWARDED OR DISTRIBUTED TO, NOR READ OR CONSULTED BY, ACTED ON OR RELIED UPON BY BRAZILIAN RESIDENTS. ANY INVESTMENT TO WHICH THIS PROSPECTUS SUPPLEMENT RELATES IS AVAILABLE ONLY TO NON BRAZILIAN RESIDENTS AND WILL BE ENGAGED IN ONLY WITH NON-BRAZILIAN RESIDENTS. IF YOU ARE A BRAZILIAN RESIDENT AND RECEIVED THIS PROSPECTUS SUPPLEMENT, PLEASE DESTROY ANY COPIES.

Notice to Prospective Investors in Colombia

The Bonds will not be registered in Colombia on the National Registry of Securities and Issuers (Registro Nacional de Valores y Emisores) maintained by the SFC and, accordingly, they may not be offered to persons in Colombia except pursuant to a public offering pursuant to Section 6.11.1.1.1 of Decree 2555 of 2010, as amended, or an exemption therefrom under Colombian law.

Notice to Prospective Investors in Italy

The offering has not been cleared by the Commissione Nazionale per la Società e la Borsa (“CONSOB”) (the Italian securities exchange commission), pursuant to Italian securities legislation and will not be subject to formal review by CONSOB. Accordingly, no Bonds may be offered, sold or delivered, directly or indirectly nor may copies of this prospectus supplement or of any other document relating to the Bonds be distributed in the Republic of Italy, except (a) to qualified investors (investitori qualificati) as referred to in Article 100 of the Italian Legislative Decree No. 58 of February 24, 1998, as amended (the “Italian Financial Act”), and as defined in Article 26, first paragraph, letter (d) of CONSOB Regulation No. 16190 of October 29, 2007, as amended (“Regulation 16190”), pursuant to Article 34 ter, first paragraph letter (b) of CONSOB Regulation No. 11971 of May 14, 1999, as amended (the “Issuer Regulation”), implementing Article 100 of the Italian Financial Act; and (b) in any other circumstances which are exempted from the rules on public offerings pursuant to Article 100 of the Italian Financial Act and the implementing CONSOB regulations, including the Issuer Regulation.

Any such offer, sale or delivery of the Bonds or distribution of copies of this prospectus supplement or any other document relating to the Bonds in the Republic of Italy must be in compliance with the selling restrictions under (a) and (b) above and must be:

(a)	made by soggetti abilitati (including investment firms, banks or financial intermediaries, as defined by Article 1, first paragraph, letter r), of the Italian Financial Act), to the extent duly authorized to engage in the placement and/or underwriting and/or purchase of financial instruments in the Republic of Italy in accordance with the relevant provisions of the Italian Financial Act, the Regulation 16190, as amended, Italian Legislative Decree No. 385 of September 1, 1993, as amended (the “Italian Banking Act”), the Issuer Regulation and any other applicable laws and regulations; and

(b)	in compliance with all relevant Italian securities, tax, exchange control and any other applicable laws and regulations and any other applicable requirement or limitation that may be imposed from time to time by CONSOB, the Bank of Italy or any other relevant Italian competent authorities.

Any investor purchasing the Bonds is solely responsible for ensuring that any offer or resale of the Bonds by such investor occurs in compliance with applicable laws and regulations.

VALIDITY OF THE BONDS

The validity of the Bonds will be passed upon for the Republic by the Solicitor General of the Treasury of Argentina and by Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to the Republic.

The validity of the Bonds will be passed upon for the underwriters by Shearman & Sterling LLP, United States counsel to the underwriters named in this prospectus supplement, and by Bruchou, Fernández Madero & Lombardi, Argentine counsel to the underwriters named in this prospectus supplement.

As to all matters of Argentine law, Cleary Gottlieb Steen & Hamilton LLP will rely upon the opinion of the Solicitor General of the Treasury of Argentina and Shearman & Sterling LLP will rely upon the opinion of Bruchou, Fernández Madero & Lombardi.

GENERAL INFORMATION

The Republic

The Republic has authorized the creation and issue of the Bonds pursuant to the 2017 Budget Law No. 27,341, Decree No. 29/2017, Resolution of the Ministry of Finance No 91/2017 and a Resolution of the Ministry of Finance to be issued on or before the issue date of the Bonds.

Listing and Listing Agent

Application will be made to list the Bonds on the Luxembourg Stock Exchange and the ByMA and for the Bonds to be admitted for trading on the Euro MTF Market and the MAE. The Luxembourg listing agent is The Bank of New York Mellon SA/NV, Luxembourg Branch.

Documents Relating to the Bonds

Copies of the Indenture, this prospectus supplement, the accompanying prospectus and the forms of the Bonds may be inspected free of charge during normal business hours on any day, except Saturdays, Sundays and public holidays in Luxembourg, at the offices of the listing agent in Luxembourg, as long as the Bonds are listed on the Luxembourg Stock Exchange. Copies of this prospectus supplement and the accompanying prospectus may be obtained during normal business hours on any day except Saturdays, Sundays and public holidays, at the offices of the listing agent in Luxembourg, as long as the Bonds are listed on the Luxembourg Stock Exchange.

Notices

For so long as any of the Bonds are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange shall so require, all notices to holders of such series shall be published either in a newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort or the Tageblatt) or on the website of the Luxembourg Stock Exchange (www.bourse.lu) or otherwise in compliance with the relevant listing rules of the Luxembourg Stock Exchange.

Clearing

The Bonds have been accepted for clearance through Euroclear and Clearstream, Luxembourg. The relevant trading information is set forth in the following table:

	ISIN Number	Common Code
Bonds
Bonds

Where You Can Find More Information

Argentina has filed registration statements relating to its bonds, including the Bonds offered by this prospectus supplement, and warrants with the SEC under the U.S. Securities Act of 1933, as amended. Neither this prospectus supplement nor the accompanying prospectus contains all of the information described in the registration statements. For further information, you should refer to the registration statements.

You can request copies of the registration statements, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington D.C.:

SEC Public Reference Room

100 F Street, N.E.

Washington, D.C. 20549

Please call the SEC at 1-800-SEC-0330 for further information. These documents are also available to the public from the SEC’s web site at http://www.sec.gov.

PROSPECTUS

The Republic of Argentina

Debt Securities

and/or

Warrants to Purchase Debt Securities

The Republic of Argentina (the “Republic”) may from time to time offer and sell its securities, including its debt securities, in amounts, at prices and on terms to be determined at the time of sale and provided in supplements to this prospectus. The Republic may offer debt securities in exchange for other debt securities or that are convertible into new debt securities. The Republic may offer securities having an aggregate principal amount of up to U.S.$12,500,000,000 (or the equivalent in other currencies). The securities will be direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged. The securities rank and will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness (as defined below) of the Republic. It is understood that this provision shall not be construed so as to require the Republic to make payments under the securities ratably with payments being made under any other public external indebtedness of the Republic.

The trust indenture under which the debt securities will be issued contains provisions commonly known as “collective action clauses.” Under these provisions, which differ from the terms of the Republic’s public external indebtedness issued prior to April 22, 2016, the Republic may amend the payment provisions of any series of debt securities issued under the Indenture (as defined below) and other reserved matters listed in the Indenture with the consent of less than all of the holders of the debt securities. See “Description of the Securities—Meetings, Amendments and Waivers—Collective Action.”.

The Republic may sell the securities directly, through agents designated from time to time or through underwriters. The names of any agents or underwriters will be provided in the applicable prospectus supplement.

This prospectus may not be used to make offers or sales of securities unless accompanied by a supplement. You should read this prospectus and the prospectus supplements carefully. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date on the front of those documents.

Neither the Securities and Exchange Commission (the “SEC”) nor any other regulatory body has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 27, 2017.

i

ABOUT THIS PROSPECTUS

This prospectus provides a general description of the securities the Republic may offer under the “shelf” registration statement it has filed with the SEC. Each time the Republic sells some of these securities, it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the information in the prospectus supplement. You should read both this prospectus and the accompanying prospectus supplement together with additional information described below under the heading “Where You Can Find More Information.”

FORWARD-LOOKING STATEMENTS

The following documents relating to the Republic’s securities offered by this prospectus may contain forward-looking statements:

•	this prospectus;

•	any prospectus supplement;

•	any pricing supplement to a prospectus supplement; and

•	the documents incorporated by reference in this prospectus, any prospectus supplement or any pricing supplement.

Forward-looking statements are statements that are not historical facts, including statements about the Republic’s beliefs and expectations. These statements are based on the Republic’s current plans, estimates and projections. Therefore, undue reliance should not be placed on such statements. Forward-looking statements speak only as of the date they are made. The Republic undertakes no obligation to update any of them in light of new information or future events.

Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to:

•	adverse domestic factors, such as:

•	increases in inflation;

•	increases in domestic interest rates; and

•	exchange rate volatility, any of which could lead to lower economic growth or a decrease in the Republic’s international reserves;

•	adverse external factors, such as:

•	declines in foreign investment, which could deprive the Argentine economy of capital needed for economic growth;

•

changes in international prices (including commodity prices) and high international interest rates, either of which could increase the Republic’s current account deficit and budgetary expenditures; and

•

recession or low economic growth in the Republic’s trading partners or the worldwide economy, which could decrease exports from the Republic and the country’s international competitiveness, induce a contraction of the Argentine economy and, indirectly, reduce tax revenues and other public sector revenues and adversely affect the country’s fiscal accounts;

•	other adverse factors, such as:

•	climatic events;

•	international or domestic hostilities and political uncertainty; and

•	new judgments and awards against the Republic in ongoing litigation and arbitration proceedings in several jurisdictions.

DATA DISSEMINATION

Argentina subscribes to the Special Data Dissemination Standard (“SDDS”) of the IMF, which is designed to improve the timeliness and quality of information of subscribing member countries. The SDDS requires subscribing member countries to provide schedules indicating, in advance, the date on which data will be released (the so-called “Advance Release Calendar”). For Argentina, precise dates or “no-later-than-dates” for the release of data under the SDDS are disseminated in advance through the Advance Release Calendar, which is published on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. Summary methodologies of all metadata to enhance transparency of statistical compilation are also provided on the Internet under the International Monetary Fund’s Dissemination Standards Bulletin Board. The Internet website is located at http://dsbb.imf.org. Neither the Republic nor any agents acting on behalf of the Republic in connection with the offer and sale of securities as contemplated in this prospectus accepts any responsibility for information included on that website, and its contents are not intended to be incorporated by reference into this prospectus.

PRESERVATION OF DEFENSES

Nothing in this prospectus, or in any communication from the Republic relating to any offering or otherwise, constitutes an acknowledgment or admission of the existence of any claim or any liability of the Republic to pay that claim or an acknowledgment that any ability to bring proceedings in any jurisdiction in respect of such claim or any limitation period relating thereto has been revived or reinstated, or an express or implied promise to pay any such claim (or part thereof). Whether or not a claim exists, the Republic may in its sole discretion and only if written notice to that effect is received from a duly authorized officer of the Republic, attribute a value to such claim for purposes of the Republic’s Settlement Proposal (as defined in the 2016 Annual Report (as defined below)) or for any other purpose. All defenses available to the Republic relating to any applicable statute of limitations or otherwise are expressly preserved for all purposes. This prospectus may not be relied upon as evidence of the Republic’s agreement that a claim exists, or of the Republic’s willingness, ability or obligation to pay any claim. Any attribution of any value to any claim for purposes of the Republic’s Settlement Proposal or for any other purpose will not be considered an acknowledgment of the existence or validity of that claim and any consideration given by or on behalf of the Republic to the proponent of that claim will be consideration only for the agreement by the proponent of that claim to cease all actions or proceedings in respect of that claim and to irrevocably assign and transfer to the Republic all rights, if any, with respect to such claim and to undertake to complete any and all formalities or requirements necessary to ensure that if such claim existed neither the proponent nor any successor or assignee of the proponent (other than the Republic) is able to evidence or allege such claim to remain in existence or to be a liability of the Republic.

ENFORCEMENT OF CIVIL LIABILITIES

The Republic is a sovereign state. Consequently, it may be difficult for investors or a trustee to obtain, or realize in the United States or elsewhere upon, judgments against the Republic. In addition, as described below, pursuant to Argentine law, many assets of the Republic are entitled to immunity from attachment or foreclosure, including all funds dedicated to the payment of expenditures approved as part of the national budget.

To the fullest extent permitted by applicable law, the Republic will irrevocably submit to the exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, City of New York, and the courts of the Republic and, in each case, any appellate court thereof (each, a “Specified Court”) in any suit, action or proceeding arising out of or relating to the debt securities or the Republic’s failure or alleged failure to perform any obligations under the debt securities against it or its properties, assets or revenues (a “Related Proceeding”), subject to its Reserved Right (as defined below). The Republic will irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that it may have to Related Proceedings brought in a Specified Court whether on the grounds of venue, residence or domicile or on the ground that the Related Proceedings have been brought in an inconvenient forum (except for any Related Proceedings relating to the securities laws of the United States or any state thereof).

Subject to its Reserved Right, to the extent that the Republic or any of its revenues, assets or properties are entitled, in any jurisdiction in which any Specified Court is located, in which any Related Proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any Specified Court is located in which any suit, action or proceeding may at any time be brought for the purpose of enforcing or executing any judgment issued in any Related Proceeding (the “Related Judgment”), to any immunity from suit, from the jurisdiction of any such court, from set-off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the United States Foreign Sovereign Immunities Act of 1976 (the “FSIA”) (and consents to the giving of any relief or the issue of any process in connection with any Related Proceeding or Related Judgment as permitted by applicable law, including the FSIA), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against:

(i)	any reserves of the Banco Central de la República Argentina (the Central Bank of Argentina, or the “Central Bank”);

(ii)	any property in the public domain located in the territory of the Republic, including property that falls within the purview of Sections 234 and 235 of the Civil and Commercial Code of the Republic;

(iii)	any property located in or outside the territory of the Republic that provides an essential public service;

(iv)	any property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Republic, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 165 through 170 of Law No. 11,672, Ley Complementaria Permanente de Presupuesto (t.o. 2014);

(v)	any property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961 and the Vienna Convention on Consular Relations of 1963, including, but not limited to, property, premises and bank accounts used by the missions of the Republic;

(vi)	any property used by a diplomatic, governmental or consular mission of the Republic;

(vii)	taxes, duties, levies, assessments, royalties or any other governmental charges imposed by the Republic, including the right of the Republic to collect any such charges;

(viii)	any property of a military character or under the control of a military authority or defense agency of the Republic;

(ix)	property forming part of the cultural heritage of the Republic; or

(x)	property entitled to immunity under any applicable sovereign immunity laws.

This waiver of sovereign immunity constitutes only a limited and specific waiver for the purpose of the debt securities and under no circumstances shall it be interpreted as a general waiver by the Republic or a waiver with respect to proceedings unrelated to the debt securities. The Republic reserves the right to plead sovereign immunity under the FSIA with respect to actions brought against it under the U.S. federal securities laws and the appointment of an authorized agent does not extend to such actions or any state securities laws (the “Reserved Right”).

A judgment obtained against the Republic in a foreign court may be enforced in the courts of Argentina. Based on existing law, the courts of Argentina will enforce such a judgment in accordance with the terms and conditions of the treaties entered into between Argentina and the country in which the judgment was issued. In the event there are no such treaties, the courts of Argentina will enforce the judgment if it:

•	complies with all formalities required for the enforceability thereof under the laws of the country in which it was issued;

•	has been translated into Spanish, together with all related documents, and it satisfies the authentication requirements of the laws of Argentina;

•

was issued by a competent court, according to Argentine principles of international law, as a consequence of a personal action (action in personam) or a real action (action in rem) over a movable property if it has been moved to Argentina during or after the time the trial was held before a foreign court;

•	was issued after serving due notice and giving an opportunity to the defendant to present its case;

•	is not subject to further appeal;

•	is not against Argentine public policy; and

•	is not incompatible with another judgment previously or simultaneously issued by an Argentine Court.

In a March 2014 decision, the Supreme Court of Argentina held that the enforcement of a foreign judgment granted to a holder of Untendered Debt (as defined below) for payment of all amounts due thereunder did not satisfy one of the requirements set forth in the Code of Civil and Commercial Procedure of the Republic (i.e., that a foreign judgment cannot contravene Argentine law principles of public policy). This ruling was based on the fact that enforcement as requested by the plaintiff would imply that such plaintiff, through an individual action filed before a foreign court, could circumvent the public debt restructuring process set forth by the Government through emergency legislation enacted in accordance with the Argentine Constitution after the debt securities subject to the foreign judgment were issued. In addition, the Supreme Court of Argentina held that such norms were part of Argentine public policy and, therefore, that the enforcement of a foreign judgment, as the one sought by the plaintiff, could not be granted as it would be clearly contrary to such legislation.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement, the Republic will use the net proceeds from the sale of securities for the general purposes of the Government, including the refinancing, repurchase or retirement of its domestic and external indebtedness. The Republic may also issue securities to be offered in exchange for any of its outstanding securities.

DESCRIPTION OF THE SECURITIES

This prospectus provides a general description of the debt securities and warrants that the Republic may offer. Each time the Republic offers securities, the Republic will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. If the information in this prospectus differs from any prospectus supplement, you should rely on the updated information in the prospectus supplement.

Debt Securities

The Republic will issue the debt securities under an Indenture dated April 22, 2016 (as amended from time to time, the “Indenture”) between the Republic and The Bank of New York Mellon, as trustee. The Republic has filed the Indenture and the forms of debt securities with the SEC. The following description summarizes some of the terms of the debt securities and the Indenture. This summary does not contain all of the information that may be important to you as a potential investor in the securities. You should read the prospectus supplement, the Indenture and the forms of debt securities before making your investment decision.

General

The prospectus supplement relating to any series of debt securities offered will include specific terms relating to the debt securities of that series. These terms will include some or all of the following:

•	the title;

•	any limit on the aggregate principal amount;

•	the issue price;

•	the maturity date or dates;

•

if the debt securities will bear interest, the interest rate, which may be fixed or floating, the date from which interest will accrue, the interest payment dates and the record dates for interest payment dates;

•	the form of debt security (global or certificated);

•	any mandatory or optional sinking fund provisions;

•	any provisions that allow the Republic to redeem the debt securities at its option;

•	any provisions that entitle the holders to repayment at their option;

•	the currency in which the debt securities are denominated and the currency in which the Republic will make payments;

•	the authorized denominations;

•	a description of any index the Republic will use to determine the amount of principal or any premium or interest payments; and

•	any other terms that do not conflict with the provisions of the Indenture.

The Republic may issue debt securities in exchange for other debt securities or that are convertible into new debt securities. The specific terms of the exchange or conversion of any debt security and the debt security for which it will be exchangeable or to which it will be converted will be described in the prospectus supplement relating to the exchangeable or convertible debt security.

The Republic may issue debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that at the time of issuance is below market rates. The Republic may also issue debt securities that have floating rates of interest but are exchangeable for fixed rate debt securities. The Republic will describe the applicable U.S. federal income tax consequences that may be associated with an investment in a series of debt securities and other relevant considerations in the prospectus supplements for these offerings.

The Republic is not required to issue all of its debt securities under the Indenture and this prospectus, but instead may issue debt securities other than those described in this prospectus under other indentures and documentation. That documentation may contain different terms from those included in the Indenture and described in this prospectus.

Status

The debt securities will constitute direct, general, unconditional and unsubordinated obligations of the Republic, for which the full faith and credit of the Republic is pledged. The debt securities rank and will rank without any preference among themselves and equally with all other unsubordinated public external indebtedness of the Republic. It is understood that this provision will not be construed so as to require the Republic to make payments under any series of debt securities ratably with payments being made under any other public external indebtedness.

For this purpose:

•

“public external indebtedness” means any external indebtedness of, or guaranteed by, the Republic which (i) is publicly offered or privately placed in securities markets, (ii) is in the form of, or represented by, bonds, notes or other securities or any guarantees thereof and (iii) is, or was intended at the time of issue to be, quoted, listed or traded on any stock exchange, automated trading system or over-the-counter securities market (including securities eligible for sale pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or any successor law or regulation of similar effect).

•

“external indebtedness” means obligations for borrowed money or evidenced by securities, debentures, notes or other similar instruments payable by their terms, or which at the option of the holder thereof may be payable, in a currency other than the lawful currency of the Republic, provided that (i) no domestic foreign currency indebtedness, as defined below, and (ii) no other indebtedness governed by the laws of the Republic and originally settled in Argentina shall constitute external indebtedness.

•

“domestic foreign currency indebtedness” means (i) the following indebtedness to the extent not redenominated into pesos pursuant to Argentine law and thereby converted into domestic indebtedness, in each case as amended from time to time: (a) Bonos del Tesoro issued under Decree No. 1527/91 and Decree No. 1730/91, (b) Bonos de Consolidación issued under Law No. 23,982 and Decree No. 2140/91, (c) Bonos de Consolidación de Deudas Previsionales issued under Law No. 23,982 and Decree No. 2140/91, (d) Bonos de la Tesorería a 10 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (e) Bonos de la Tesorería a 5 Años de Plazo issued under Decree No. 211/92 and Decree No. 526/92, (f) Ferrobonos issued under Decree No. 52/92 and Decree No. 526/92, (g) Bonos de Consolidación de Regalías Hidrocarburíferas a 16 Años de Plazo issued under Decree No. 2284/92 and Decree No. 54/93, (h) Letras de Tesorería en Dólares Estadounidenses issued under the Republic’s annual budget laws, including those Letras de Tesorería issued under Law No. 24,156 and Decree No. 340/96, (i) Bonos de Consolidación issued under Law No. 24,411 and Decree No. 726/97, (j) Bonos Externos de la República Argentina issued under Law No. 19,686 enacted on June 15, 1972, (k) Bonos del Tesoro a Mediano Plazo en Dólares Estadounidenses issued under Law No. 24,156 and Decree No. 340/96, (l) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Decree No. 905/2002, Decree No. 1836/2002 and Decree No. 739/2003, (m) Bonos del Gobierno Nacional en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 240/2005 and 85/2005, (n) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 88/2006 and 18/2006, (o) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and

Finance No. 230/2006 and 64/2006, (p) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 100/2007 and 24/2007, (q) Bonos de la Nación Argentina en Dólares Estadounidenses issued under Resolution of the Secretary of Treasury and Finance No. 424/2011 and 132/2011 and (r) any other indebtedness issued on or prior to April 22, 2016 governed by the laws of the Republic; (ii) any indebtedness issued on or prior to April 22, 2016 in exchange, or as replacement, for the indebtedness referred to in (i) above, in each case as amended from time to time; and (iii) any other indebtedness having the same terms and conditions as any of the indebtedness referred to in (i) and (ii) above in all respects except for issue date, issue price and the first interest payment thereon.

Payment of Principal and Interest

The trustee will make payments to the registered holders of the debt securities.

While the debt securities are held in global form, holders of beneficial interests in the debt securities will be paid in accordance with the procedures of the relevant clearing system and its direct participants, if applicable. Neither the Republic nor the trustee shall have any responsibility or liability for any aspect of the records of, or payments made by, the relevant clearing system or its nominee or direct participants, or any failure on the part of the relevant clearing system or its direct participants in making payments to holders of the debt securities from the funds they receive.

For purposes of this section, “Business Day” means any day except Saturday, Sunday or any other day on which commercial banks in The City of New York or in the City of Buenos Aires (or in the city where the relevant paying or transfer agent is located) are authorized or obligated by law, regulation, or executive order to be closed. In any case where the date of payment of the principal, interest or premium, if any, on the debt securities is not a Business Day, then such payment will be made on the next succeeding Business Day, and no interest on the debt securities will accrue as a result of the delay in payment.

If any money that the Republic pays to the trustee or to any paying agent appointed by the trustee at the expense of the Republic (a “trustee paying agent”) to make payments on any debt securities is not claimed at the end of one year after the applicable payment was due and payable, then the money will be repaid to the Republic on the Republic’s written request. The Republic will hold such unclaimed money in trust for the relevant holders of those debt securities. After any such repayment, neither the trustee nor any trustee paying agent will be liable for the payment. However, the Republic’s obligations to make payments on the debt securities as they become due will not be affected until the expiration of the prescription period, if any, specified in the debt securities. See “—Prescription” below.

Section 765 of the Argentine Civil and Commercial Code allows the debtor to discharge an obligation denominated in foreign currency by delivering to the creditor its equivalent in Argentine Pesos. In recent decisions, Argentine courts have ruled that Section 765 is non-mandatory and applies as a default rule in the absence of an agreement to the contrary among the parties to an agreement. The debt securities will provide that Section 765 of the Argentine Civil and Commercial Code is not applicable to the payment of amounts due on the debt securities.

If the Republic at any time defaults in the payment of any principal of, or interest on, the debt securities, the Republic will pay interest on the amount in default (to the extent permitted by law) calculated, for each day until paid, at the rate or rates specified in such debt securities.

Additional Amounts

The Republic will make all principal, premium (if any) and interest payments on the debt securities free and clear of and without deducting or withholding on account of any present or future taxes, duties, assessments or other governmental charges of whatever nature, imposed, levied, collected, withheld or assessed by the Republic or any political subdivision or authority thereof or therein having power to tax, unless the deduction or withholding is required by law. If the Republic is required to make any deduction or withholding, it will pay the holders the additional amounts required to ensure that the net amount they receive after such withholding or deduction shall equal the amount of principal, premium (if any) and interest they would have received without this withholding or deduction.

The Republic will not, however, pay any additional amounts with respect to any debt securities in connection with any tax, duty, assessment or other governmental charge that is imposed due to any of the following:

•

the holder or beneficial owner of a debt security is liable for taxes in respect of the debt securities because such holder, beneficial owner or Person has some connection with the Republic other than merely holding the debt securities or the receipt of principal, premium or interest in respect of the debt securities or the enforcement of rights with respect to the debt securities;

•

the failure of a holder or beneficial owner of a debt security to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with the Republic of such holder or beneficial owner or other person, if compliance with the requirement is a precondition to exemption from all or any portion of such withholding or deduction, provided that (i) the Republic or the Republic’s agent has notified the holders of such certification, identification or other reporting requirement at least 15 days before the applicable payment date and (ii) in no event shall such holder’s or beneficial owner’s or other person’s obligation to satisfy such a requirement require such holder or beneficial owner or other person to provide any materially more onerous information, documents or other evidence than would be required to be provided had such holder or beneficial owner or other person been required to file Internal Revenue Service Forms W-8BEN, W-8BEN-E, W-8ECI, W-8EXP and/or W-8IMY; or

•

the debt securities are presented for payment more than 30 days after the Relevant Date (as defined below) except to the extent that the holder of the debt securities would have been entitled to additional amounts on presenting the debt securities for payment on the last day of that 30-day period.

“Relevant Date” in respect of any debt securities means the date on which payment in respect of the debt securities first becomes due or (if the trustee has not received the full amount of the money payable by such due date) the date on which notice is given to the holders by the Republic in the manner described in “Notices” below that such moneys have been received and are available for payment.

The Republic will pay any present or future stamp, court or documentary taxes or any excise or property taxes, charges or similar levies which arise in Argentina or any political subdivision thereof or taxing authority thereof or therein in respect of the creation, issue, execution, initial delivery or registration of the debt securities or any other document or instrument referred to therein. The Republic will also indemnify the holders from and against any stamp, court or documentary taxes or any excise or property taxes, charges or similar levies resulting from, or required to be paid by any of them that arise in Argentina or any political subdivision thereof or taxing authority thereof or therein in connection with the enforcement of the obligations of the Republic under the debt securities or any other document or instrument referred to therein following the occurrence of any event of default described in “—Events of Default.”

Unless the context requires otherwise, any references in this prospectus to principal or interest on the debt securities will include additional amounts payable by the Republic in respect of such principal or interest.

Form and Denominations

Unless otherwise provided in the applicable prospectus supplement, the Republic will issue debt securities:

•	denominated in U.S. dollars;

•	in fully registered book-entry form;

•	without coupons; and

•	in denominations of U.S.$1,000 and integral multiples of U.S.$1,000.

Redemption, Repurchase and Early Repayment

Unless otherwise provided in the applicable prospectus supplement, the debt securities will not be redeemable before maturity at the option of the Republic or repayable before maturity at the option of the holder. Nevertheless, the Republic may at any time repurchase the debt securities at any price in the open market or otherwise. The Republic may hold or resell debt securities it purchases or may surrender them to the trustee for cancellation.

Negative Pledge

The Republic has agreed that, except as set forth below, as long as debt securities of any series remain outstanding, it will not create or permit to subsist any security interest (e.g., a lien, pledge, mortgage, deed of trust, charge or other encumbrance or preferential arrangement that has the practical effect of constituting a security interest) in its revenues or assets to secure its public external indebtedness, unless the debt securities are secured equally and ratably or have the benefit of a security, guarantee, indemnity or other arrangement approved by the holders in accordance with “—Meetings, Amendments and Waivers—Collective Action” below.

Nevertheless, the Republic may permit to subsist:

1.	any security interest upon property to secure public external indebtedness if that public external indebtedness was incurred to finance the acquisition of that property by the Republic; any renewal or extension of that security interest so long as it is limited to the original property covered by the security interest and it secures any renewal or extension of the original secured financing;

2.	any security interest on property arising by operation of law (or pursuant to any agreement establishing a Lien equivalent to one which would otherwise exist under relevant local law) in connection with public external indebtedness, including without limitation any right of set-off with respect to demand or time deposits with financial institutions and bankers’ liens with respect to property held by financial institutions (in each case deposited with or delivered to such financial institutions in the ordinary course of the depositor’s activities);

3.	any security existing on that property at the time of its acquisition to secure public external indebtedness and any renewal or extension of that security interest that is limited to the original property covered by the security interest and that secures any renewal or extension of the original secured financing;

4.	any security interest created in connection with the transactions contemplated by the Republic’s 1992 financing plan dated June 23, 1992, sent to the international banking community with the communication dated June 23, 1992, from the Minister of Economy of Argentina (the “1992 financing plan”) and its implementing documentation, including any security interest to secure obligations under the collateralized bonds issued under the 1992 financing plan (the “1992 par and discount bonds”) and any security interest securing indebtedness outstanding on the issue date of the relevant series of debt securities to the extent required to be equally and ratably secured with the 1992 par and discount bonds;

5.	any security interest in existence on the issue date of the relevant series of debt securities;

6.	any security interest securing public external indebtedness issued upon surrender or cancellation of any of the 1992 par and discount bonds or the principal amount of any indebtedness outstanding as of June 23, 1992, in each case, to the extent that security interest is created to secure the public external indebtedness on a basis comparable to the 1992 par and discount bonds;

7.	any security interest on any of the 1992 par and discount bonds; and

8.	any security interest securing public external indebtedness incurred for the purpose of financing all or part of the costs of the acquisition, construction or development of a project, provided that (a) the holders of that public external indebtedness expressly agree to limit their recourse to the assets and revenues of that project as the principal source of repayment of the public external indebtedness and (b) the property over which that security interest is granted consists solely of those assets and revenues.

Events of Default

Each of the following is an event of default under any series of debt securities:

1.	Non Payment. The Republic fails to pay any principal of or interest on debt securities of such series when due and payable and such failure continues for 30 days;

2.	Breach of Other Obligations. The Republic fails to perform or comply with any other obligation under such series of debt securities or the Indenture and such failure cannot be remedied or is not remedied within 90 days after the Republic receives written notice of request to remedy such failure from the trustee;

3.	Cross Default. Any event or condition occurs that results in the acceleration of the maturity (other than by optional or mandatory prepayment or redemption) of any of the Republic’s performing public external indebtedness (as defined below) having an aggregate principal amount of U.S.$50,000,000 (or its equivalent in other currencies) or more, or the Republic fails to pay performing public external indebtedness having an aggregate principal amount of U.S.$50,000,000 (or its equivalent in other currencies) or more when and as the same shall become due and payable and that failure continues past the applicable grace period, if any;

4.	Moratorium. A declaration by the Republic of a moratorium on the payment of principal of, or interest on, its performing public external indebtedness and such moratorium does not expressly exclude such series of debt securities; or

5.	Validity. The Republic contests the validity of such series of debt securities.

If any of the above events of default occurs and is continuing with respect to debt securities of any series, holders of such debt securities representing at least 25% of the aggregate principal amount of the then-outstanding debt securities of such series may declare the principal amount of all the debt securities of such series to be due and payable immediately by giving written notice to the Republic with a copy to the trustee. Upon any declaration of acceleration, the principal, interest and all other amounts payable on that series of debt securities will become immediately due and payable on the date that written notice is received by or on behalf of the Republic, unless the Republic has remedied the event or events of default prior to receiving the notice.

Holders of debt securities of any series representing in the aggregate more than 50% of the principal amount of the then-outstanding debt securities of that series may waive any existing defaults, and their consequences, on behalf of the holders of all of the debt securities of that series, if:

•

following the declaration that the principal of the debt securities of that series has become due and payable immediately, the Republic deposits with the trustee a sum sufficient to pay all outstanding amounts then due on those debt securities (other than principal due by virtue of the acceleration upon the event of default) together with interest on such amounts through the date of the deposit as well as the reasonable fees and expenses of the trustee; and

•	all events of default (other than non-payment of principal that became due by virtue of the acceleration upon the event of default) have been cured remedied or waived.

In the case of an event of default specified in (2) and (5) above, the principal and accrued interest on the debt securities of any series may only be declared due and payable immediately if such event is materially prejudicial to the interests of the holders of the debt securities of that series.

In the event of a declaration of acceleration because of an event of default described in (3) above, the declaration of acceleration will be automatically rescinded and annulled if the Republic has remedied or cured the event of default or if the holders of the relevant indebtedness rescind the declaration of acceleration within 60 days after the event.

Only performing public external indebtedness is considered for purposes of the events of default specified in (3) and (4) above. For this purpose, “performing public external indebtedness” means any public external indebtedness issued after June 2, 2005.

Suits for Enforcement and Limitations on Suits by Holders

If an event of default for debt securities of any series has occurred and is continuing, the trustee may institute judicial action to enforce the rights of the holders of such debt securities. With the exception of a suit brought by a holder on or after the stated maturity date to enforce the absolute right to receive payment of the principal of and interest on the debt securities on the stated maturity date therefor (as that date may be amended or modified pursuant to the terms of the debt securities, but without giving effect to any acceleration), a holder has no right to bring a suit, action or proceeding with respect to the debt securities of a series unless: (1) such holder has given written notice to the trustee that a default with respect to such series of debt securities has occurred and is continuing; (2) holders of at least 25% of the aggregate principal amount outstanding of debt securities of that series have instructed the trustee by specific written request to institute an action or proceeding and provided an indemnity or other security satisfactory to the trustee; and (3) 60 days have passed since the trustee received the notice, request and provision of indemnity or other security, the trustee has failed to institute an action or proceeding as directed and no direction inconsistent with such written request shall have been given to the trustee by a majority of holders of such debt securities. Moreover, any such action commenced by a holder must be for the equal, ratable and common benefit of all holders of debt securities of that series.

Meetings, Amendments and Waivers—Collective Action

The Republic may call a meeting of holders of debt securities of any series at any time. The Republic will determine the time and place of the meeting and will notify the holders of the time, place and purpose of the meeting not less than 30 and not more than 60 days before the meeting.

In addition, the Republic or the trustee will call a meeting of holders of debt securities of any series if the holders of at least 10% in aggregate principal amount of all debt securities of the series then outstanding have delivered a written request to the Republic or the trustee (with a copy to the Republic) setting out the purpose of the meeting. Within 10 days of receipt of such written request or copy thereof, the Republic will notify the trustee and the trustee will notify the holders of the time, place and purpose of the meeting called by the holders, to take place not less than 30 and not more than 60 days after the date on which such notification is given.

Only holders of debt securities of the relevant series and their proxies are entitled to vote at a meeting. The Republic will set the procedures governing the conduct of the meeting and if additional procedures are required, the Republic, in consultation with the trustee, will establish such procedures as are customary in the market.

Modifications may also be approved by holders of debt securities pursuant to written action with the consent of the requisite percentage of debt securities of the relevant series. The Republic will solicit the consent of the relevant holders to the modification not less than 10 and not more than 30 days before the expiration date for the receipt of such consents as specified by the Republic.

The holders of a series of debt securities may generally approve any proposal by the Republic to modify or take action with respect to the Indenture or the terms of the debt securities of that series with the affirmative vote (if approved at a meeting of the holders) or consent (if approved by written action) of holders of more than 50% of the outstanding principal amount of the debt securities of that series.

Holders of any series of debt securities issued under the Indenture may approve, by vote or consent through one of three modification methods described below, any modification, amendment, supplement or waiver proposed by the Republic that would do any of the following (such subjects referred to as “reserve matters”) with respect to such series of debt securities:

•	change the date on which any amount is payable;

•	reduce the principal amount (other than in accordance with the express terms of the debt securities of that series and the Indenture);

•	reduce the interest rate;

•	change the method used to calculate any amount payable (other than in accordance with the express terms of the debt securities of that series and the Indenture);

•	change the currency or place of payment of any amount payable;

•	modify the Republic’s obligation to make any payments (including any redemption price therefor);

•	change the identity of the obligor;

•	change the definition of “outstanding debt securities” or the percentage of affirmative votes or written consents, as the case may be, required to make a “reserve matter modification”;

•	change the definition of “uniformly applicable” or “reserve matter modification”;

•

authorize the trustee, on behalf of all holders of the debt securities, to exchange or substitute all the debt securities for, or convert all the debt securities into, other obligations or securities of the Republic or any other person; or

•	change the legal ranking, governing law, submission to jurisdiction or waiver of immunities provisions of the terms of such debt securities.

A change to a reserve matter, including the payment terms of the debt securities of any series, can be made without your consent, as long as the change is approved, pursuant to one of the three following modification methods, by vote or consent by:

•	in the case of a proposed modification to a single series of debt securities, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of that series;

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the Indenture, the holders of more than 75% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, if certain “uniformly applicable” requirements are met; or

•

where such proposed modification would affect the outstanding debt securities of any two or more series issued under the Indenture, whether or not the “uniformly applicable” requirements are met, the holders of more than 66 2/3% of the aggregate principal amount of the outstanding debt securities of all series affected by the proposed modification, taken in the aggregate, and the holders of more than 50% of the aggregate principal amount of the outstanding debt securities of each series affected by the modification, taken individually.

Any modification consented to or approved by the holders of debt securities pursuant to the above provisions will be conclusive and binding on all holders of the relevant series of debt securities or all holders of all series of debt securities affected by a cross-series modification, as the case may be, whether or not they have given such consent or approval, and on all future holders of those debt securities whether or not notation of such modification is made upon the debt securities. Any instrument given by or on behalf of any holder of a debt security in connection with any consent to or approval of any such modification will be conclusive and binding on all subsequent holders of that debt security.

For so long as any series of debt securities issued under the indenture dated as of June 2, 2005 between the Republic of Argentina, as issuer, and The Bank of New York Mellon (formerly, The Bank of New York), as trustee, as amended by the first supplemental indenture dated as of April 30, 2010 (the “2005 indenture”) (2005 and 2010 debt securities) are outstanding, if the Republic certifies to the trustee and to the trustee under the 2005 indenture that a cross-series modification is being sought simultaneously with a “2005 indenture reserve matter modification”, the 2005 and 2010 debt securities affected by such 2005 indenture reserve matter modification shall be treated as “series affected by that proposed modification” as that phrase is used in the Indenture with respect to both cross-series modifications with single aggregated voting and cross-series modifications with two-tier voting; provided, that if the Republic seeks a cross-series modification with single aggregated voting, in determining whether such modification will be considered uniformly applicable, the holders of any series of 2005 and 2010 debt securities affected by the 2005 indenture reserve matter modification shall be deemed “holders of debt securities of all series affected by that modification,” for the purpose of the uniformly applicable definition. It is the intention that in the circumstances described in respect of any cross-series modification, the votes of the holders of the affected 2005 and 2010 debt securities be counted for purposes of the voting thresholds specified in the Indenture for the applicable cross-series modification as though those 2005 and 2010 debt securities had been affected by that cross-series modification although the effectiveness of any modification, as it relates to the 2005 and 2010 debt securities, shall be governed exclusively by the terms and conditions of those 2005 and 2010 debt securities and by the 2005 indenture; provided, however, that no such modification as to the debt securities will be effective unless such modification shall have also been adopted by the holders of the 2005 and 2010 debt securities pursuant to the amendment and modification provisions of such 2005 and 2010 debt securities.

The Republic may select, in its discretion, any modification method for a reserve matter modification in accordance with the Indenture and to designate which series of debt securities will be included for approval in the aggregate of modifications affecting two or more series of debt securities. Any selection of a modification method or designation of series to be included will be final for the purpose of that vote or consent solicitation.

“Uniformly applicable,” as referred to above, means a modification by which holders of debt securities of any series affected by that modification are invited to exchange, convert or substitute their debt securities on the same terms for (x) the same new instruments or other consideration or (y) new instruments or other consideration from an identical menu of instruments or other consideration. It is understood that a modification will not be considered to be uniformly applicable if each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification (or, where a menu of instruments or other consideration is offered, each exchanging, converting or substituting holder of debt securities of any series affected by that modification is not offered the same amount of consideration per amount of principal, the same amount of consideration per amount of interest accrued but unpaid and the same amount of consideration per amount of past due interest, respectively, as that offered to each other exchanging, converting or substituting holder of debt securities of any series affected by that modification electing the same option under such menu of instruments).

“2005 indenture reserve matter modification” means any modification to a reserve matter affecting the terms and conditions of one or more series of the 2005 and 2010 debt securities, pursuant to the 2005 indenture.

Before soliciting any consent or vote of any holder of debt securities for any change to a reserve matter, the Republic will provide the following information to the trustee for distribution to the holders of debt securities of any series that would be affected by the proposed modification:

•

a description of the Republic’s economic and financial circumstances that are in the Republic’s opinion, relevant to the request for the proposed modification, a description of the Republic’s existing debts and description of its broad policy reform program and provisional macroeconomic outlook;

•

if the Republic shall at the time have entered into an arrangement for financial assistance with multilateral and/or other major creditors or creditor groups and/or an agreement with any such creditors regarding debt relief, (x) a description of any such arrangement or agreement and (y) where permitted under the information disclosure policies of the multilateral or other creditors, as applicable, a copy of the arrangement or agreement;

•

a description of the Republic’s proposed treatment of foreign debt instruments that are not affected by the proposed modification and its intentions with respect to any other major creditor groups; and

•	if the Republic is then seeking any reserve matter modification affecting any other series of debt securities, a description of that proposed modification.

For purposes of determining whether the required percentage of holders of any series of debt securities has approved any amendment, modification or change to, or waiver of, debt securities or the Indenture, or whether the required percentage of holders of debt securities of any series has delivered a notice of acceleration of such debt securities, debt securities will be disregarded and deemed not to be outstanding and may not be counted in a vote or consent solicitation for or against a proposed modification if on the record date for the proposed modification or other action or instruction hereunder, the debt security is held by the Republic or by a public sector instrumentality, or by a corporation, trust or other legal entity that is controlled by the Republic or a public sector instrumentality, except that (x) debt securities held by the Republic or any public sector instrumentality of the Republic or by a corporation, trust or other legal entity that is controlled by the Republic or a public sector instrumentality that have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the trustee the pledgee’s right so to act with respect to such debt securities and that the pledgee is not the Republic, a public sector instrumentality or a corporation, trust or other legal entity that is controlled by the Republic or a public sector instrumentality, and in case of a dispute concerning such right, the advice of counsel shall be full protection in respect of any decision made by the trustee in accordance with such advice and any certificate, statement or opinion of counsel may be based, insofar as it relates to factual matters or information that is in the possession of the trustee, upon the certificate, statement or opinion of or representations by the trustee; and (y) in determining whether the trustee will be protected in relying upon any such action or instructions hereunder, or any notice from holders, only debt securities that a responsible officer of the trustee knows to be so owned or controlled will be so disregarded.

As used in the preceding paragraph, “public sector instrumentality” means any department, secretary, ministry or agency of the Republic, and “control” means the power, directly or indirectly, through the ownership of voting securities or other ownership interests, by contract or otherwise, to direct the management of or elect or appoint a majority of the board of directors or other persons performing similar functions in lieu of, or in addition to, the board of directors of that legal entity.

Other Amendments

The Republic and the trustee may, without the vote or consent of any holder of debt securities of a series, amend the Indenture (as it refers to such series) or such debt securities for the purpose of:

•	adding to the Republic’s covenants for the benefit of the holders of the debt securities of that series;

•	surrendering any of the Republic’s rights or powers with respect to the debt securities of that series;

•	securing the debt securities of that series;

•	curing any ambiguity or curing, correcting or supplementing any defective provision in the debt securities of that series or the Indenture;

•

amending the debt securities of that series or the Indenture in any manner that the Republic and the trustee may determine, including amending the denomination of the debt securities, and that does not materially adversely affect the interests of any holders of the debt securities of that series; or

•	correcting a manifest error of a formal, minor or technical nature.

Further Issues of Debt Securities

The Republic may from time to time, without the consent of holders of the debt securities of series, create and issue additional debt securities having the same terms and conditions as the debt securities of such series in all respects, except for issue date, issue price, original interest accrual date and the first interest payment on the debt securities; provided, however, that any additional debt securities subsequently issued shall be issued, for U.S. federal income tax purposes, either (a) as part of the “same issue” as such debt securities or (b) in a “qualified reopening” of such debt securities, unless such additional debt securities have a separate CUSIP, ISIN or other identifying number from such debt securities. Such additional debt securities will be consolidated with and will form a single series with such debt securities.

Warrants

If the Republic issues warrants, it will describe their specific terms in a prospectus supplement. If any warrants are registered with the SEC, the Republic will file a warrant agreement and form of warrant with the SEC. The following description briefly summarizes some of the general terms that apply to warrants. You should read the applicable prospectus supplement, warrant agreement and form of warrant before making your investment decision.

The Republic may issue warrants separately or together with any debt securities. All warrants will be issued under a warrant agreement between the Republic and a bank or trust company, as warrant agent. The applicable prospectus supplement will include some or all of the following specific terms relating to the warrants:

•	the initial offering price;

•	the currency you must use to purchase the warrants;

•	the title and terms of the debt securities or other consideration that you will receive on exercise of the warrants;

•	the principal amount of debt securities or amount of other consideration that you will receive on exercise of the warrants;

•	the exercise price or ratio;

•	the procedures of, and conditions to, exercise the warrants;

•	the date or dates on which you must exercise the warrants;

•	whether and under what conditions the Republic may cancel the warrants;

•	the title and terms of any debt securities issued with the warrants and the amount of debt securities issued with each warrant;

•	the date, if any, on and after which the warrants and any debt securities issued with the warrants will trade separately;

•	the form of the warrants (global or certificated and registered), whether they will be exchangeable between such forms and, if registered, where they may be transferred and exchanged;

•	the identity of the warrant agent;

•	any special considerations regarding federal income tax in the United States or other countries;

•	any other terms of the warrants.

The warrants will constitute direct, general, unconditional and unsubordinated obligations of the Republic and do not constitute indebtedness of the Republic.

Global Securities

DTC, Euroclear Bank S.A./N.V., or Euroclear, and Clearstream, Luxembourg, are under no obligation to perform or continue to perform the procedures described below, and they may modify or discontinue them at any time. Neither the Republic nor the trustee will be responsible for DTC’s, Euroclear’s or Clearstream, Luxembourg’s performance of their obligations under their rules and procedures. Additionally, neither the Republic nor the trustee will be responsible for the performance by direct or indirect participants of their obligations under their rules and procedures.

The warrants or debt securities will initially be issued to investors in global form, the ownership and transfer of which are recorded in computerized book-entry accounts, eliminating the need for physical movement of securities. The Republic refers to the intangible debt securities represented by a global security as “book-entry” securities.

The Republic will deposit any global security it issues with a clearing system or its nominee. The global security will be registered in the name of the clearing system or its nominee or common depositary. Unless a global security is exchanged for certificated securities, as discussed below under “—Certificated Securities,” it may not be transferred, except as a whole among the clearing system, its nominees or common depositaries and their successors. Clearing systems include DTC in the United States and Euroclear and Clearstream, Luxembourg in Europe.

Clearing systems process the clearance and settlement of book-entry securities for their direct participants. A “direct participant” is a bank or financial institution that has an account with a clearing system. The clearing systems act only on behalf of their direct participants, who in turn act on behalf of indirect participants. An “indirect participant” is a bank or financial institution that gains access to a clearing system by clearing through or maintaining a relationship with a direct participant. Euroclear and Clearstream, Luxembourg are connected to each other by a direct link and participate in DTC through their New York depositaries, which act as links between the clearing systems. These arrangements permit you to hold book-entry securities through participants in any of these systems, subject to applicable securities laws.

If you wish to purchase book-entry securities, you must either be a direct participant or make your purchase through a direct or indirect participant. Investors who purchase book-entry securities will hold them in an account at the bank or financial institution acting as their direct or indirect participant.

When you hold securities in this manner, you must rely on the procedures of the institutions through which you hold your securities to exercise any of the rights granted to holders. This is because the legal obligations of the Republic and the trustee run only to the registered owner of the global security, which will be the relevant clearing system or its nominee or common depositary. For example, once the Republic arranges for payments to be made to the registered holder, the Republic will no longer be liable for the amounts so paid on the security, even if you do not receive it. In practice, the clearing systems will pass along any payments or notices they receive from the Republic to their participants, which will pass along the payments to you. In addition, if you desire to take any action which a holder of a debt security is entitled to take, then the clearing system would authorize the participant through which you hold your book-entry securities to take such action, and the participant would then either authorize you to take the action or would act for you on your instructions. The transactions between you, the participants and the clearing systems will be governed by customer agreements, customary practices and applicable laws and regulations, and not by any legal obligation of the Republic.

As an owner of book-entry securities represented by a global security, you will also be subject to the following restrictions:

•

you will not be entitled to (a) receive physical delivery of the securities in certificated form or (b) have any of the securities registered in your name, except under the circumstances described below under “—Certificated Securities”;

•	you may not be able to transfer or sell your securities to some insurance companies and other institutions that are required by law to own their securities in certificated form;

•

you may not be able to pledge your securities in circumstances where certificates must be physically delivered to the creditor or the beneficiary of the pledge in order for the pledge to be effective; and

•

none of the Republic, the trustee, any trustee paying agent, any registrar or any agent of the Republic or the trustee shall have any responsibility or obligation to any beneficial owner in a global security, or participant or other person with respect to the accuracy of the records of the relevant clearing system or its nominee or common depositary, with respect to any ownership interest in the securities or with respect to the delivery to any participant, beneficial owner or other person of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such securities. All notices and communications to be given to the holders and all payments to be made to holders under the securities and the Indenture will be given or made only to or upon the order of the registered holders (which shall be the relevant clearing system or its nominee or common depositary in the case of the global security). The rights of beneficial owners in the global security shall be exercised only through the relevant clearing system or its nominee or common depositary subject to the applicable procedures. The Republic, the trustee, any trustee paying agent, any registrar and any agent of the Republic or the trustee shall be entitled to rely and shall be fully protected in relying upon information furnished by the relevant clearing system or its nominee or common depositary with respect to its members, participants and any beneficial owners. The Republic, the trustee, any trustee paying agent, any registrar and any agent of the Republic or the trustee shall be entitled to deal with the relevant clearing system or its nominee or common depositary, that is the registered holder of any global security for all purposes relating to such global security (including the payment of principal, premium, if any, and interest and additional amounts, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such global security) as the sole holder of such global security and shall have no obligations to the beneficial owners thereof. None of the Republic, the trustee, any trustee paying agent, any registrar or any agent of the Republic or the trustee shall have any responsibility or liability for any acts or omissions of the relevant clearing system or its nominee or common depositary with respect to such global security, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such global security, for any transactions between the relevant clearing system or its nominee or common depositary and any participant or between or among the relevant clearing system or its nominee or common depositary, any such participant and/or any holder or owner of a beneficial interest in such global security, or for any transfers of beneficial interests in any such global security.

The Clearing Systems

The following description reflects the Republic’s understanding of the current rules and procedures of DTC, Euroclear and Clearstream, Luxembourg. The Republic has obtained the information in this section from sources it believes to be reliable, including from DTC, Euroclear and Clearstream, Luxembourg. These systems could change their rules and procedures at any time, and the Republic takes no responsibility for their actions.

It is important for you to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date, i.e., the date specified by the purchaser and seller on which the price of the securities is fixed.

When book-entry securities are to be transferred from a DTC seller to a Euroclear or Clearstream, Luxembourg purchaser, the purchaser must first send instructions to Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to receive the securities and make payment for them. On the settlement date, the New York depositary will make payment to the DTC participant through which the seller holds its securities, which will make payment to the seller, and the securities will be credited to the New York depositary’s account. After settlement has been completed, Euroclear or Clearstream, Luxembourg will credit the securities to the account of the participant through which the purchaser is acting. This securities credit will appear the next day, European time, after the settlement date, but will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the securities credit and cash debit will instead be valued at the actual settlement date.

A participant in Euroclear or Clearstream, Luxembourg, acting for the account of a purchaser of securities, will need to make funds available to Euroclear or Clearstream, Luxembourg in order to pay for the securities on the value date. The most direct way of doing this is for the participant to preposition funds (i.e., have funds in place at Euroclear or Clearstream, Luxembourg before the value date), either from cash on hand or existing lines of credit. The participant may require the purchaser to follow these same procedures.

When book-entry securities are to be transferred from a Euroclear or Clearstream, Luxembourg seller to a DTC purchaser, the seller must first send instructions to and preposition the securities with Euroclear or Clearstream, Luxembourg through a participant at least one business day prior to the settlement date. Euroclear or Clearstream, Luxembourg will then instruct its New York depositary to credit the book-entry securities to the account of the DTC participant through which the purchaser is acting and to receive payment in exchange. The payment will be credited to the account of the Euroclear or Clearstream, Luxembourg participant through which the seller is acting on the following day, but the receipt of the cash proceeds will be back-valued to the value date, which will be the preceding day if settlement occurs in New York. If settlement is not completed on the intended value date, the receipt of the cash proceeds and securities debit will instead be valued at the actual settlement date.

Certificated Securities

The Republic will issue securities in certificated registered form only if:

•

the depositary notifies the Republic that it is unwilling or unable to continue as depositary, is ineligible to act as depositary or, in the case of DTC, ceases to be a clearing agency registered under the U.S. Securities Exchange Act of 1934 and the Republic does not appoint a successor depositary or clearing agency within 90 days;

•	The Republic decides it no longer wishes to have all or part of the securities represented by global security; or

•

the trustee has instituted or been directed to institute any judicial proceeding to enforce the rights of the holders under the securities and has been advised by its legal counsel that it should obtain possession of the securities for the proceeding.

If a physical or certificated security becomes mutilated, defaced, destroyed, lost or stolen, the Republic may execute, and the trustee shall authenticate and deliver, a substitute security in replacement. In each case, the affected holder will be required to furnish to the Republic and to the trustee an indemnity under which it will agree to pay the Republic, the trustee and any of their respective agents for any losses they may suffer relating to the security that was mutilated, defaced, destroyed, lost or stolen. The Republic and the trustee may also require that the affected holder present other documents or proof. The affected holder may be required to pay all taxes, expenses and reasonable charges associated with the replacement of the mutilated, defaced, destroyed, lost or stolen security.

If the Republic issues certificated securities, a holder of certificated securities may exchange them for securities of a different authorized denomination by submitting the certificated securities, together with a written request for an exchange, at the office of the trustee as specified in the Indenture in The City of New York, or at the office of any trustee paying agent. In addition, the holder of any certificated security may transfer it in whole or in part by surrendering it at any of such offices together with an executed instrument of transfer.

The Republic will not charge the holders for the costs and expenses associated with the exchange, transfer or registration of transfer of certificated securities. The Republic may, however, charge the holders for certain delivery expenses as well as any applicable stamp duty, tax or other governmental or insurance charges. The trustee may reject any request for an exchange or registration of transfer of any security made within 15 days of the date for any payment of principal of, or premium or interest on the securities.

Trustee

The Indenture establishes the obligations and duties of the trustee, the right to indemnification of the trustee and the liability and responsibility, including limitations, for actions that the trustee takes. The trustee is entitled to enter into business transactions with the Republic or any of its affiliates without accounting for any profit resulting from these transactions.

Trustee Paying Agents; Transfer Agents; Registrar

The trustee will, as long as any debt securities remain outstanding, maintain a principal trustee paying agent, a transfer agent and a registrar in The City of New York. The Republic or the trustee, as the case may be, will give prompt notice to all holders of the debt securities of any future appointment or any resignation or removal of any trustee paying agent, transfer agent or registrar or of any change by any trustee paying agent, transfer agent or registrar in any of its specified offices.

In addition, the trustee will maintain a trustee paying agent in Luxembourg with respect to securities listed on the Luxembourg Stock Exchange, for so long they are listed and the rules of the Luxembourg Stock Exchange so require.

Notices

The Republic or the trustee, as the case may be, will mail notices to holders of certificated securities at their registered addresses as reflected in the books and records of the registrar. The Republic will consider any mailed notice to have been given five business days after it has been sent. The Republic will give notices to the holders of a global security in accordance with the procedures and practices of the depositary and such notices shall be deemed given upon actual receipt thereof by the depositary.

The Republic will also publish notices to the holders in (a) a leading newspaper having general circulation in Buenos Aires, The City of New York and London (which is expected to be La Nación or Ámbito Financiero, The Wall Street Journal and the Financial Times, respectively) and (b) if and so long as the securities are listed on the Euro MTF Market of the Luxembourg Stock Exchange and the rules of the exchange so require, in a leading newspaper having general circulation in Luxembourg (which is expected to be Luxemburger Wort) and on the website of the Luxembourg Stock Exchange at http://www.bourse.lu. If publication in a leading newspaper in Luxembourg is not practicable, the Republic will publish such notices in a leading English language daily newspaper with general circulation in Europe. The Republic will consider any published notice to be given on the date of its first publication.

Prescription

Claims against the Republic for the payment of principal, interest, if any, or other amounts due on the debt securities will be prescribed unless made within five years, with respect to principal, and two years, with respect to interest, premium, if any, or other amounts due on the debt securities, in each case from the date on which such payment first became due, or a shorter period if provided by Argentine law.

Governing Law

The debt securities will be, and the Indenture is, governed by and construed in accordance with the laws of the State of New York unless otherwise specified in any series of debt securities, except with respect to the authorization and execution of the securities and the Indenture by and on behalf of Argentina, which shall be governed by and construed in accordance with the laws of Argentina.

Jurisdiction, Consent to Service, Enforcement of Judgments and Immunities from Attachment

The debt securities and the Indenture provide that, subject to certain exceptions described below, the Republic will irrevocably submit to the exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan, the City of New York and the courts of Argentina and, in each case, any appellate court thereof (each, a “specified court”) in any suit, action or proceeding arising out of or relating to the securities or Argentina’s failure or alleged failure to perform any obligations under the securities against it or its properties, assets or revenues (a “related proceeding”). The Republic will irrevocably and unconditionally waive, to the fullest extent permitted by law, any objection that it may have to in any related proceeding brought in a specified court whether on the grounds of venue, residence or domicile or on the ground that such related proceeding has been brought in an inconvenient forum (except for any related proceeding relating to the securities laws of the United States or any state thereof).

Subject to certain limitations described below, the Republic will appoint Banco de la Nación Argentina, at its office located at 225 Park Avenue, New York, New York, 10169, to act as its authorized agent (the “authorized agent”) upon whom process may be served in any related proceeding, or any action or proceeding to enforce or execute any related judgment brought against the Republic in a specified court. This appointment will be irrevocable with respect to any series of debt securities until all amounts in respect of the principal of and interest due on such debt securities has been provided to the trustee in accordance with the terms of the Indenture, except that, if for any reason, such authorized agent ceases to be able to act as authorized agent or to have an address in the Borough of Manhattan, The City of New York, the Republic will appoint another person to serve as authorized agent.

Subject to certain limitations described below, to the extent that the Republic or any of its revenues, assets or properties are entitled, in any jurisdiction in which any specified court is located, in which any related proceeding may at any time be brought against it or any of its revenues, assets or properties, or in any jurisdiction in which any specified court is located in which any suit, action or proceeding may at any time be brought for the purpose of enforcing or executing any judgment issued in any related proceeding (a “related judgment”), to any immunity from suit, from the jurisdiction of any such court, from set off, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, and to the extent that in any such jurisdiction there shall be attributed such an immunity, the Republic irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction, including the FSIA (and consents to the giving of any relief or the issue of any process in connection with any related proceeding or related judgment as permitted by applicable law, including the FSIA), provided, however, that such waiver shall not extend to and the Republic shall be immune in respect of and in relation to any suit, action or proceeding or enforcement of any Related Judgment against:

(i)	any reserves of the Central Bank;

(ii)	any property in the public domain located in the territory of the Republic, including property that falls within the purview of Sections 234 and 235 of the Civil and Commercial Code of the Republic;

(iii)	any property located in or outside the territory of the Republic that provides an essential public service;

(iv)	any property (whether in the form of cash, bank deposits, securities, third party obligations or any other methods of payment) of the Republic, its governmental agencies and other governmental entities relating to the performance of the budget, within the purview of Sections 165 through 170 of Law No. 11,672, Ley Complementaria Permanente de Presupuesto (t.o. 2014);

(v)	any property entitled to the privileges and immunities of the Vienna Convention on Diplomatic Relations of 1961 and the Vienna Convention on Consular Relations of 1963, including, but not limited to, property, premises and bank accounts used by the missions of the Republic;

(vi)	any property used by a diplomatic, governmental or consular mission of the Republic;

(vii)	taxes, duties, levies, assessments, royalties or any other governmental charges imposed by the Republic, including the right of the Republic to collect any such charges;

(viii)	any property of a military character or under the control of a military authority or defense agency of the Republic;

(ix)	property forming part of the cultural heritage of the Republic; or

(x)	property entitled to immunity under any applicable sovereign immunity laws.

The waiver of sovereign immunity described above will constitute only a limited and specific waiver for the purpose of the debt securities and the Indenture and under no circumstances shall it be interpreted as a general waiver of immunity by the Republic or a waiver of immunity with respect to proceedings unrelated to the debt securities or the Indenture.

The Republic, however, will reserve the right to plead sovereign immunity under the FSIA with respect to actions brought against it under the U.S. federal securities laws or any state securities laws and the appointment of an authorized agent does not extend to such actions.

Currency Indemnity

The Republic’s obligation to any holder under the debt securities of any series that has obtained a court judgment affecting those securities will be discharged only to the extent that the holder may purchase the currency in which the securities are denominated, referred to as the “agreement currency,” with the judgment currency. If the holder cannot purchase the agreement currency in the amount originally to be paid, the Republic agrees to pay the difference. The holder, however, agrees to reimburse the Republic for the excess if the amount of the agreement currency purchased exceeds the amount originally to be paid to the holder. If the Republic is in default of its obligations under such debt securities, however, the holder will not be obligated to reimburse the Republic for any excess.

TAXATION

Argentine Federal Taxation

The following discussion summarizes certain aspects of Argentine federal taxation that may be relevant to you if you are a holder of debt securities who is an individual that is a non-resident of Argentina or a legal entity that is neither organized in, nor maintains a permanent establishment in Argentina (a “Non-Resident Holder”). This summary may also be relevant to you if you are a Non-Resident Holder in connection with the holding and disposition of the debt securities. The summary is based on Argentine laws, rules and regulations now in effect, all of which may change.

This summary is not intended to constitute a complete analysis of the tax consequences under Argentine law of the receipt, ownership or disposition of the debt securities, in each case if you are a non-resident of Argentina, nor to describe any of the tax consequences that may be applicable to you if you are a resident of Argentina.

If you (i) purchase debt securities pursuant to this offering, and (ii) are a Non-Resident Holder, the receipt of debt securities will not result in any withholding or other Argentine taxes. Provided that all acts and contracts necessary for the purchase of the debt securities are executed outside Argentina by Non-resident Holders, the purchase of debt securities pursuant to this offering will not be subject to any stamp or other similar Argentine taxes.

Under Argentine law, as currently in effect, if you are a Non-Resident Holder, interest and principal payments on the debt securities will not be subject to Argentine income or withholding tax. If you are a Non-Resident Holder and you obtain capital gains resulting from any trade or disposition of debt securities, you will not be subject to Argentine income or other taxes if you have no connection with the Republic other than as a holder of an interest in the debt securities.

If you are a Non-Resident Holder, provided that no bank account opened in an Argentine banking institution is used to receive capital or interest from the debt securities or the price of the sale of the debt securities, no Argentine tax (such as tax on debits and credits) would apply on said movement of funds.

If you are an individual or company that is resident in Argentina for tax purposes, please note that the aforementioned tax consequences may differ. Please refer to your tax advisors for the specific tax treatment applicable to you.

Please refer to the prospectus supplement relating to the debt securities or warrants you are investing in for a description of aspects of Argentine federal taxation specifically applicable to such investment.

United States Federal Taxation

The following is a discussion of material U.S. federal income tax considerations that may be relevant to you if you are a beneficial owner of a debt security. You will be a U.S. Holder if you are the beneficial owner of a debt security and you are an individual who is a citizen or resident of the United States, a U.S. domestic corporation or any other person that is subject to U.S. federal income tax on a net income basis in respect of an investment in the debt securities. You will be a non-U.S. Holder if you are a beneficial owner of a debt security and you are not a U.S. Holder. This discussion deals only with holders that hold debt securities as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules, such as a bank, thrift, real estate investment trust, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects mark to market treatment, person that will hold debt securities as a hedge against currency risk or interest rate risk or as a position in a “straddle” or conversion transaction, a partnership and the partners therein, tax-exempt organization, a non-U.S. person who is an individual present in the United States for 183 days or more within a taxable year or a person whose

“functional currency” is not the U.S. dollar. Further, it does not address the alternative minimum tax, the Medicare tax on net investment income or other aspects of U.S. federal income or state and local taxation that may be relevant to a holder in light of such holder’s particular circumstances. The tax consequences of holding a particular debt security will depend, in part, on the particular terms of such debt security as set forth in the applicable prospectus supplement.

This summary is based on the U.S. Internal Revenue Code, U.S. Treasury Regulations, and administrative and judicial interpretations thereof in effect and available as of the date of this prospectus, all of which are subject to change. Any change could apply retroactively and could affect the continued validity of this discussion. You should consult your tax adviser about the tax consequences of holding debt securities, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

U.S. Holders

If you are a U.S. Holder, payments of “qualified stated interest” (as defined below under “Original Issue Discount”) on a debt security and additional amounts, if any, but excluding any pre-issuance accrued interest, will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts in accordance with your regular method of tax accounting. If payments of this kind are made with respect to a debt security denominated in a single currency other than the U.S. dollar (a “Foreign Currency Debt Security”) and you use the cash method of accounting, the amount of interest income realized will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date of receipt regardless of whether the payment in fact is converted into U.S. dollars. If you use the accrual method of accounting for tax purposes, you will accrue interest income on the debt security in the relevant foreign currency and translate the amount accrued into U.S. dollars based on the average exchange rate in effect during the interest accrual period (or portion thereof within your taxable year), or, at your election, at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if this date is within five business days of the last day of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and cannot change the election without the consent of the Internal Revenue Service (the “IRS”). If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss, as the case may be, on the receipt of an interest payment made with respect to a Foreign Currency Debt Security if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. Amounts attributable to pre-issuance accrued interest will generally not be includable in income, except to the extent of foreign currency gain or loss attributable to any changes in exchange rates during the period between the date you acquired the debt security and the first Interest Payment Date. This foreign currency gain or loss will be treated as ordinary income or loss but generally will not be treated as an adjustment to interest income received on the debt security.

Original Issue Discount. If the Republic issues debt securities at a discount from their stated redemption price at maturity (as defined below), and the discount is equal to or more than the product of one-fourth of one percent (0.25 percent) of the stated redemption price at maturity of such debt securities multiplied by the number of full years to their maturity (the “de minimis threshold”), such debt securities will be “Original Issue Discount Debt Securities.” The difference between the issue price and the stated redemption price at maturity of such debt securities will be the “original issue discount” (“OID”). The “issue price” of a debt security will be the first price at which a substantial amount of the debt securities is sold to the public (i.e., excluding sales of the debt securities to underwriters, placement agents, wholesalers, or similar persons). The “stated redemption price at maturity” will include all payments under a debt security other than payments of qualified stated interest. The term “qualified stated interest” generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by the Republic) at least annually during the entire term of the debt security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices. If you hold an Original Issue Discount Debt Security, you generally will be subject to special tax accounting rules for obligations issued with OID. You should be aware that, as described in greater detail below, you generally must include OID in ordinary gross income for U.S. federal income tax purposes as it accrues, in advance of the receipt of cash attributable to that income.

In general, if you are the holder of an Original Issue Discount Debt Security, regardless of whether you use the cash or the accrual method of tax accounting, you will be required to include in ordinary gross income the sum of the “daily portions” of OID on the debt security for all days during the taxable year that you own the debt security. The daily portions of OID on an Original Issue Discount Debt Security are determined by allocating to each day in any accrual period a ratable portion of the OID allocable to that accrual period. Accrual periods may be any length and may vary in length over the term of an Original Issue Discount Debt Security, provided that no accrual period is longer than one year and each scheduled payment of principal or interest occurs on either the final day or the first day of an accrual period. If you are the initial holder, the amount of OID on an Original Issue Discount Debt Security allocable to each accrual period is determined by (a) multiplying the “adjusted issue price” (as defined below) of the Original Issue Discount Debt Security at the beginning of the accrual period by its yield to maturity (appropriately adjusted to reflect the length of the accrual period) and (b) subtracting from that product the amount (if any) of qualified stated interest allocable to that accrual period. The “yield to maturity” of a debt security is the discount rate that causes the present value of all payments on the debt security as of its original issue date to equal the issue price of the debt security. The “adjusted issue price” of an Original Issue Discount Debt Security at the beginning of any accrual period will generally be the sum of its issue price (generally including accrued interest, if any) and the amount of OID allocable to all prior accrual periods, reduced by the amount of all payments other than payments of qualified stated interest (if any) made with respect to the debt security in all prior accrual periods. As a result of this “constant yield” method of including OID in income, the amounts includible in income by you in respect of an Original Issue Discount Debt Security denominated in U.S. dollars generally are lesser in the early years and greater in the later years than the amounts that would be includible on a straight-line basis.

You generally may make an irrevocable election to include in your income your entire return on a debt security (i.e., the excess of all remaining payments to be received on the debt security, including payments of qualified stated interest, over the amount paid by the U.S. Holder for the debt security) under the constant-yield method described above. If you purchase debt securities at a premium or bearing market discount, you will also be deemed to have made the election (discussed below in “—Premium and Market Discount”) to amortize premium or to accrue market discount in income currently on a constant-yield basis.

In the case of an Original Issue Discount Debt Security that is also a Foreign Currency Debt Security, you should determine the U.S. dollar amount includible in income as OID for each accrual period by (a) calculating the amount of OID allocable to each accrual period in the relevant currency using the constant-yield method described above, and (b) translating the amount of the relevant currency so derived at the average exchange rate in effect during that accrual period (or portion thereof within your taxable year) or, at your election (as described above under “—Payments of Interest”), at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year within such accrual period if the accrual period spans more than one taxable year), or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period. Because exchange rates may fluctuate, if you hold an Original Issue Discount Debt Security that is also a Foreign Currency Debt Security, you may recognize a different amount of OID income in each accrual period than would the holder of an otherwise similar Original Issue Discount Debt Security denominated in U.S. dollars. All payments on an Original Issue Discount Debt Security, other than payments of qualified stated interest, will generally be viewed first as payments of previously accrued OID to the extent thereof, with payments attributed first to the earliest-accrued OID, and then as payments of principal. Upon the receipt of an amount attributable to OID (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the Original Issue Discount Debt Security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the Original Issue Discount Debt

Security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

If you are a subsequent U.S. Holder of an Original Issue Discount Debt Security that purchases the debt security at a cost less than its remaining redemption amount (as defined below), or you are an initial U.S. Holder that purchases an Original Issue Discount Debt Security at a price other than the debt security’s issue price, you also generally will be required to include in gross income the daily portions of OID, calculated as described above. However, if you acquire the Original Issue Discount Debt Security at a price greater than its adjusted issue price, you are required to reduce your periodic inclusions of OID income to reflect the premium paid over the adjusted issue price. The “remaining redemption amount” for a debt security is the total of all future payments to be made on the debt security other than payments of qualified stated interest.

Floating Rate Debt Securities generally will be treated as “variable rate debt instruments” under applicable Treasury Regulations. Accordingly, the stated interest on a Floating Rate Debt Security generally will be treated as “qualified stated interest” and such a debt security will not have OID solely as a result of the fact that it provides for interest at a variable rate. If a Floating Rate Debt Security qualifying as a “variable rate debt instrument” is an Original Issue Discount Debt Security, for purposes of determining the amount of OID allocable to each accrual period under the rules above, the debt security’s “yield to maturity” and “qualified stated interest” will generally be determined as though the debt security bore interest in all periods at a fixed rate determined at the time of issuance of the debt security. Additional rules may apply if interest on a Floating Rate Debt Security is based on more than one interest index. If a Floating Rate Debt Security does not qualify as a “variable rate debt instrument,” the debt security will be subject to special rules (the “Contingent Payment Regulations”) that govern the tax treatment of debt obligations that provide for contingent payments (“Contingent Debt Obligations”). A detailed description of the tax considerations relevant to U.S. Holders of any such debt securities will be provided in the applicable Pricing Supplement.

Certain debt securities may be subject to special redemption, repayment or interest rate reset features, as indicated in the applicable Pricing Supplement. Debt securities containing such features, in particular Original Issue Discount Debt Securities, may be subject to special rules that differ from the general rules discussed above. If you purchase debt securities with such features, you should carefully examine the applicable Pricing Supplement and should consult your own tax advisor with respect to the debt securities since the tax consequences with respect to such features, and especially with respect to OID, will depend, in part, on the particular terms of the debt securities.

If a debt security provides for a scheduled Accrual Period that is longer than one year (for example, as a result of a long initial period on a debt security with interest is generally paid on an annual basis), then stated interest on the debt security will not qualify as “qualified stated interest” under the applicable Treasury Regulations. As a result, the debt security would be an Original Issue Discount Debt Security. In that event, among other things, if you are a cash-method U.S. Holder, you will be required to accrue stated interest on the debt security under the rules for OID described above, and you will be required to accrue OID that would otherwise fall under the de minimis threshold regardless of your method of accounting for tax purposes.

Purchase, Sale and Retirement of debt securities. Your tax basis in a debt security generally will equal the cost of the debt security to you, increased by any amounts includible in your income as original issue discount and market discount and reduced by any amortized premium (each as described below) and any payments other than payments of qualified stated interest made on such debt security. In the case of a Foreign Currency Debt Security, the cost of such debt security to you will be the U.S. dollar value of the foreign currency purchase price on the date of purchase. In the case of a Foreign Currency Debt Security that is traded on an established securities market, if you are a cash basis U.S. Holder (and if you are an accrual basis U.S. Holder that so elects), you will determine the U.S. dollar value of the cost of such debt security by translating the amount paid at the spot rate of exchange on the settlement date of the purchase. The amount of any subsequent adjustments to your tax basis in a debt security in respect of original issue discount, market discount and premium denominated in a relevant currency will be determined in the manner described under “Original Issue Discount” and “Premium and Market Discount” above. The conversion of U.S. dollars to a relevant currency and the immediate use of the relevant currency to purchase a Foreign Currency Debt Security generally will not result in taxable gain or loss for you.

When you sell or exchange a debt security, or if a debt security that you hold is retired, you generally will recognize gain or loss equal to the difference between (a) the amount you realize on the transaction (less any accrued qualified stated interest, which will be taxable as such) (b) and your tax basis in the debt security. If you receive a currency other than the U.S. dollar in respect of the sale, exchange or retirement of a debt security, the amount realized will be the U.S. dollar value of the relevant currency received calculated at the exchange rate in effect on the date the instrument is disposed of or retired. In the case of a Foreign Currency Debt Security that is traded on an established securities market, if you are a cash basis U.S. Holder (and if you are an accrual basis U.S. Holder that so elects), you will determine the U.S. dollar value of the amount realized by translating such amount at the spot rate on the settlement date of the sale. The election available to you if you are an accrual basis U.S. Holder in respect of the purchase and sale of Foreign Currency Debt Securities traded on an established securities market, discussed above, must be applied consistently to all debt instruments from year to year and cannot be changed without the consent of the IRS.

The gain or loss that you recognize on the sale, exchange or retirement of a debt security generally will be capital gain or loss. Except as discussed below with respect to market discount, Short-Term Debt Securities (as defined below) and foreign currency gain or loss, the gain or loss on the sale, exchange or retirement of a debt security will be long-term capital gain or loss if you have held the debt security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. Holder and certain other non-corporate U.S. Holders generally is subject to tax at a lower rate than ordinary income or net short-term capital gain. The ability of U.S. Holders to offset capital losses against ordinary income is limited.

Gain or loss recognized by you on the sale, exchange or retirement of a Foreign Currency Debt Security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held such debt security. This foreign currency gain or loss will not be treated as an adjustment to interest income received on the debt securities.

Premium and Market Discount. If you purchase the debt security at a cost greater than its remaining redemption amount, you will be considered to have purchased the debt security at a premium, and may elect to amortize the premium (as an offset to interest income), using a constant-yield method, over the remaining term of the debt security. Such election, once made, generally applies to all bonds held or subsequently acquired by you on or after the first taxable year to which the election applies and may not be revoked without the consent of the IRS. If you elect to amortize the premium, you must reduce your tax basis in a debt security by the amount of the premium amortized during its holding period. Original Issue Discount Debt Securities purchased at a premium will not be subject to the OID rules described above. In the case of premium in respect of a Foreign Currency Debt Security, you should calculate the amortization of the premium in the relevant currency. Amortization deductions attributable to a period reduce interest payments in respect of that period and therefore are translated into U.S. dollars at the exchange rate used by you for such interest payments. Exchange gain or loss will be realized with respect to amortized bond premium on such a debt security based on the difference between the exchange rate on the date or dates the premium is recovered through interest payments on the debt security and the exchange rate on the date on which you acquired the debt security. If you do not elect to amortize bond premium, the amount of bond premium will be included in your tax basis when the debt security matures or you dispose of the debt security. Therefore, if you do not elect to amortize such premium and you hold the debt security to maturity, you generally will be required to treat the premium as capital loss when the debt security matures.

If you purchase the debt security at a price that is lower than its remaining redemption amount, or in the case of an Original Issue Discount Debt Security, a price that is lower than its adjusted issue price, by at least

0.25% of its remaining redemption amount multiplied by the number of remaining whole years to maturity, the debt security will be considered to have “market discount.” In such case, gain realized by you on the disposition of the debt security generally will be treated as ordinary income to the extent of the market discount that accrued on the debt security while you held the debt security. In addition, you could be required to defer the deduction of a portion of the interest paid on any indebtedness incurred or maintained to purchase or carry the debt security. In general terms, market discount on a debt security will be treated as accruing ratably over the term of the debt security, or, at your election, under a constant-yield method. You will accrue market discount on a Foreign Currency Debt Security in the relevant currency. The amount includible your income in respect of such accrued market discount will be the U.S. dollar value of the amount accrued, generally calculated at the exchange rate in effect on the date that you dispose of the debt security.

You may elect to include market discount in income on a current basis as it accrues (on either a ratable or constant-yield basis), in lieu of treating a portion of any gain realized on a sale of a debt security as ordinary income. If you elect to include market discount on a current basis, the interest deduction deferral rule described above will not apply. Any accrued market discount on a Foreign Currency Debt Security that is currently includible in income will be translated into U.S. dollars at the average exchange rate for the accrual period (or portion thereof within your taxable year). Any such election, if made, applies to all market discount bonds acquired by you on or after the first day of the first taxable year to which such election applies and is revocable only with the consent of the IRS.

Short-Term Debt Securities. The rules set forth above will also generally apply to debt securities having maturities of not more than one year (“Short-Term Debt Securities”), but with certain modifications.

First, applicable Treasury Regulations treat none of the interest on a Short-Term Debt Security as qualified stated interest. Thus, all Short-Term Debt Securities will be Original Issue Discount Debt Securities. OID will be treated as accruing on a Short-Term Debt Security ratably, or at your election, under a constant yield method.

Second, if you are a U.S. Holder of a Short-Term Debt Security that uses the cash method of tax accounting and are not a bank, securities dealer, regulated investment company or common trust fund, and do not identify the Short-Term Debt Security as part of a hedging transaction, you will generally not be required to include OID in income on a current basis. If you are such a U.S. Holder, you may not be allowed to deduct all of the interest paid or accrued on any indebtedness incurred or maintained to purchase or carry such debt security until the maturity of the debt security or its earlier disposition in a taxable transaction. In addition, you will be required to treat any gain realized on a sale, exchange or retirement of the debt security as ordinary income to the extent such gain does not exceed the OID accrued with respect to the debt security during the period you held the debt security. Notwithstanding the foregoing, if you are a cash-basis U.S. Holder of a Short-Term Debt Security, you may elect to accrue OID into income on a current basis or to accrue the “acquisition discount” on the debt security under the rules described below. If you elect to accrue OID or acquisition discount, the limitation on the deductibility of interest described above will not apply.

A U.S. Holder using the accrual method of tax accounting and certain cash-basis U.S. Holders (including banks, securities dealers, regulated investment companies and common trust funds) generally will be required to include original issue discount on a Short-Term Debt Security in income on a current basis. Alternatively, a U.S. Holder of a Short-Term Debt Security can elect to accrue the “acquisition discount,” if any, with respect to the debt security on a current basis. If such an election is made, the OID rules will not apply to the debt security. Acquisition discount is the excess of the Short-Term Debt Security’s stated redemption price at maturity (i.e., all amounts payable on the Short-Term Debt Security) over the purchase price. Acquisition discount will be treated as accruing ratably or, at your election, under a constant-yield method based on daily compounding.

Finally, the market discount rules will not apply to a Short-Term Debt Security.

Indexed Debt Securities and Other Debt Securities Providing for Contingent Payments. The Contingent Payment Regulations, which govern the tax treatment of Contingent Debt Obligations, generally require accrual of interest income on a constant-yield basis in respect of such obligations at a yield determined at the time of their issuance, and may require adjustments to such accruals when any contingent payments are made. A detailed description of the tax considerations relevant to U.S. Holders of any Contingent Debt Obligations will be provided in the applicable Pricing Supplement.

Foreign Currency Debt Securities and Reportable Transactions. A U.S. Holder that participates in a “reportable transaction” will be required to disclose its participation to the IRS. The scope and application of these rules is not entirely clear. You may be required to treat a foreign currency exchange loss relating to a Foreign Currency Debt Security as a reportable transaction if the loss exceeds $50,000 in a single taxable year if you are an individual or trust, or higher amounts for other U.S. Holders. In the event the acquisition, ownership or disposition of a Foreign Currency Debt Security constitutes participation in a “reportable transaction” for purposes of these rules, you will be required to disclose your investment to the IRS, currently on Form 8886. In addition, the statute of limitations for assessment of tax would be suspended, in whole or part. You should consult your tax advisors regarding the application of these rules to the acquisition, ownership or disposition of Foreign Currency Debt Securities.

Non-U.S. Holders

Subject to the discussion below under “Information Reporting and Backup Withholding,” if you are a non-U.S. Holder, payments or accruals of interest in respect of the debt securities generally will not be subject to U.S. federal income tax.

Further, if you are a non-U.S. Holder, any gain you realize on the sale, exchange or retirement of a debt security generally will be exempt from U.S. federal income tax, including withholding tax.

Specified Foreign Financial Assets

Certain U.S. Holders that own “specified foreign financial assets” with an aggregate value in excess of USD 50,000 are generally required to file an information statement along with their tax returns, currently on Form 8938, with respect to such assets. “Specified foreign financial assets” include any financial accounts held at a non-U.S. financial institution, as well as securities issued by a non-U.S. issuer (which would include the debt securities) that are not held in accounts maintained by financial institutions. Higher reporting thresholds apply to certain individuals living abroad and to certain married individuals. Regulations extend this reporting requirement to certain entities that are treated as formed or availed of to hold direct or indirect interests in specified foreign financial assets based on certain objective criteria. If you fail to report the required information, you could be subject to substantial penalties. You should consult your own tax advisors concerning the application of these rules to your investment in the debt securities, including the application of the rules to your particular circumstances.

Information Reporting and Backup Withholding

Information returns are required to be filed with the U.S. Internal Revenue Service in connection with payments on the debt securities made to certain United States persons. You will be a United States person if you are, for U.S. federal income tax purposes, (i) a citizen or resident of the United States, (ii) a domestic partnership, (iii) a domestic corporation, (iv) an estate the income of which is subject to U.S. federal income tax without regard to its source, or (v) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. If you are a United States person, you generally will not be subject to backup withholding tax on such payments if you provide your taxpayer identification number to the withholding agent or otherwise establish an exemption. You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the debt securities.

If you are not a United States person, you may have to comply with certification procedures to establish that you are not a United States person in order to avoid information reporting and backup withholding tax requirements.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a holder of a debt security generally will be allowed as a refund or a credit against the holder’s federal income tax liability as long as the holder provides the required information to the IRS in a timely manner.

The Proposed Financial Transaction Tax

The European Commission has published a proposal (the “Commission’s Proposal”) for a Directive for a common financial transaction tax (“FTT”) in Austria, Belgium, Estonia, France, Germany, Greece, Italy, Portugal, Slovakia, Slovenia and Spain (the “participating Member States”). However, Estonia has since stated that it will not participate.

The Commission’s Proposal has very broad scope and could, if introduced in its current form, apply to certain dealings in the debt securities in certain circumstances.

Under the Commission’s Proposal, the FTT could apply in certain circumstances to persons both within and outside of the participating Member States. Generally, it would apply to certain dealings in the debt securities where at least one party is a financial institution, and at least one party is established in a participating Member State. A financial institution may be, or be deemed to be, “established” in a participating Member State in a broad range of circumstances, including (a) by transacting with a person established in a participating Member State or (b) where the financial instrument which is subject to the dealings is issued in a participating Member State.

The FTT remains subject to negotiation between participating Member States and the legality of the proposal is uncertain. It may therefore be altered prior to any implementation, the timing of which remains unclear. Additional EU Member States may decide to participate and/or certain of the participating Member States may decide to withdraw.

Prospective holders of the debt securities are advised to seek their own professional advice in relation to the FTT.

PLAN OF DISTRIBUTION

Terms of Sale

The Republic will describe the terms of a particular offering of securities in the applicable prospectus supplement, including the following:

•	the name or names of any underwriters, dealer/managers or agents;

•	the purchase price of the securities, if any;

•	the proceeds to the Republic from the sale, if any;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any agents’ commissions;

•	any initial public offering price of the securities;

•	any concessions allowed or reallowed or paid to dealers; and

•	any securities exchanges on which such securities may be listed.

The Republic may agree to indemnify any agents and underwriters against certain liabilities, including liabilities under the U.S. Securities Act of 1933. The agents and underwriters may also be entitled to contribution from the Republic for payments they make relating to these liabilities. Agents and underwriters may engage in transactions with or perform services for the Republic in the ordinary course of business.

Method of Sale

The Republic may sell the securities in any of three ways:

•	through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.

If the Republic uses underwriters or dealers in a sale, they will acquire the securities for their own account and may resell them in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Republic may offer the securities to the public either through underwriting syndicates represented by managing underwriters or directly through underwriters. The obligations of the underwriters to purchase a particular offering of securities may be subject to conditions. The underwriters may change the initial public offering price or any concessions allowed or reallowed or paid to dealers.

The Republic may also sell the securities directly or through agents. Any agent will generally act on a reasonable best efforts basis for the period of its appointment. The applicable prospectus supplement will name any agent involved in the offer or sale of securities and will disclose any commissions the Republic may pay those agents.

The Republic may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase a particular offering of securities at the public offering price using delayed delivery contracts. These contracts provide for payment and delivery on a specified date in the future. The applicable prospectus supplement will describe the commission payable for solicitation and the terms and conditions of these contracts.

In addition, the Republic may offer the securities to holders of other securities issued or guaranteed by the Republic as consideration for the Republic’s purchase or exchange of the other securities. The Republic may conduct such an offer either (a) through a publicly announced tender or exchange offer for the other securities or (b) through privately negotiated transactions. This type of offer may be in addition to sales of the same securities using the methods discussed above.

Non-U.S. Offerings

The Republic will generally not register under the Securities Act the securities that it will offer and sell outside the United States. Thus, subject to certain exceptions, the Republic cannot offer, sell or deliver such securities within the United States or to U.S. persons. When the Republic offers or sells securities outside the United States, each underwriter or dealer will acknowledge that the securities:

•	have not been and will not be registered under the Securities Act; and

•	may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

Each underwriter or dealer will agree that:

•	it has not offered or sold, and will not offer or sell, any of these unregistered securities within the United States, except pursuant to Rule 903 of Regulation S under the Securities Act; and

•	neither it nor its affiliates nor any persons acting on its or their behalf have engaged or will engage in any directed selling efforts regarding these securities.

OFFICIAL STATEMENTS

Information in this prospectus that is identified as being derived from a publication of, or supplied by, the Republic or one of its agencies or instrumentalities relies on the authority of such publication as an official public document of the Republic. All other information in this prospectus, any prospectus supplement and in the registration statement for the securities that the Republic has filed with the SEC (of which this prospectus is a part) other than that which is included under the caption “Plan of Distribution,” is included as a public official statement made on the authority of Mr. Luis Andrés Caputo, Minister of Finance.

VALIDITY OF THE SECURITIES

Except as may otherwise be indicated in any prospectus supplement or pricing supplement, the validity of the securities will be passed upon on behalf of the Republic by the Legal Undersecretary of the Ministry of Finance of Argentina as to all matters of Argentine law, and Cleary Gottlieb Steen & Hamilton LLP, special New York counsel to the Republic, as to all matters of U.S. law.

As to all matters of Argentine law, Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to the Republic named in the applicable prospectus supplement, may rely on the opinion of the Legal Undersecretary of the Ministry of Finance of Argentina, and as to all matters of U.S. law, the Legal Undersecretary of the Ministry of Finance of Argentina may rely on the opinion of Cleary Gottlieb Steen & Hamilton LLP, or any other counsel to the Republic named in the applicable prospectus supplement. Certain legal matters will be passed upon for the underwriters as to U.S. law and Argentine law by counsel to the underwriters named in the applicable prospectus supplement from time to time.

AUTHORIZED REPRESENTATIVE

The Authorized Representative of Argentina in the United States is Daniel Martin, Financial Representative of Argentina, whose address is Office of the Financial Representative of Argentina, 1800 K Street, N.W., Suite 924, Washington, D.C. 20006.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that the Republic has filed with the SEC. This prospectus does not contain all of the information provided in the registration statement. Any statement made in this prospectus concerning the contents of any contract, agreement or other document is not necessarily complete. If the Republic has filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document

The Republic is not subject to the informational requirements of the U.S. Securities Exchange Act of 1934, as amended. The Republic has filed annual reports on Form 18-K with the SEC on a voluntary basis. These reports include certain financial, statistical and other information concerning the Republic. The Republic may also file amendments on Form 18-K/A to its annual reports for the purpose of filing with the SEC exhibits which have not been included in the registration statement to which this prospectus and any prospectus supplements relate. When filed, these exhibits will be incorporated by reference into this registration statement.

You can request copies of the registration statement, including its various exhibits, upon payment of a duplicating fee, by writing to the SEC. You may also read and copy these documents at the SEC’s public reference room in Washington, D.C.

SEC Public Reference Room

100 F Street, N.E.|

Washington, D.C. 20549

Any filings that the Republic makes electronically are available to the public over the Internet at the SEC’s website (www.sec.gov). Please call the SEC at 1-800-SEC-0330 for further information.

The SEC allows the Republic to incorporate by reference some information that the Republic files with the SEC. Incorporated documents are considered part of this prospectus. The Republic can disclose important information to you by referring you to those documents. The following documents, which the Republic has filed or will file with the SEC, are considered part of and incorporated by reference in this prospectus, any accompanying prospectus supplement and any accompanying pricing supplement:

•	the Republic’s annual report on Form 18-K for the year ended December 31, 2016 filed with the SEC on June 19, 2017 (File No. 033-70734) (the “2016 Annual Report”);

•	the Republic’s amendments on Form 18-K/A filed after the 2016 Annual Report and prior to the termination of the offering of the debt securities and/or warrants; and

•	each subsequent annual report on Form 18-K and any amendment on Form 18-K/A filed after the date of this prospectus and prior to the termination of the offering of the debt securities and/or warrants.

Later information that the Republic files with the SEC will update and supersede earlier information that it has filed.

ISSUER

The Republic of Argentina

Ministerio de Economía y Finanzas Públicas

Hipólito Yrigoyen 250

1310 City of Buenos Aires

Argentina

Procuración del Tesoro de la Nación

Posadas 1641

1112 City of Buenos Aires

Argentina

TRUSTEE, PRINCIPAL TRUSTEE PAYING AGENT, TRANSFER AGENT AND REGISTRAR

The Bank of New York Mellon

Attention: Corporate Trust

101 Barclay Street, 7th Floor East

New York, NY 10286

United States of America

LUXEMBOURG LISTING AGENT, TRUSTEE PAYING AGENT AND TRANSFER AGENT

The Bank of New York Mellon SA/NV, Luxembourg Branch

Vertigo Building—Polaris—2-4 rue Eugène Ruppert

L-2453 Luxembourg

LEGAL ADVISORS TO THE REPUBLIC

As to U.S. federal and New York law: Cleary Gottlieb Steen & Hamilton LLP One Liberty Plaza New York, NY 10006 United States of America	As to Argentine law: Procuración del Tesoro de la Nación Posadas 1641 1112 City of Buenos Aires Argentina

LEGAL ADVISORS TO THE UNDERWRITERS

As to U.S. federal and New York law: Shearman & Sterling LLP 599 Lexington Avenue New York, NY 10022 United States of America	As to Argentine law: Bruchou, Fernández Madero & Lombardi Ing. Enrique Butty 275 C1001AFA City of Buenos Aires Argentina

Until 40 days after the settlement date, all dealers effecting transactions in the Bonds, whether or not participating in this offering, may be required to deliver a copy of this prospectus supplement and the accompanying prospectus, as they may have been supplemented. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.